                                                                   Exhibit 10.13

                                 MINCOM LIMITED


                                MINCOM INC (USA)


                        MINCOM INTERNATIONAL PTY LIMITED


                                 MINCOM PTY LTD


                             MINCOM SERVICES PTY LTD


                               MINCOM INC (CANADA)


                                    (Vendor)





                                       and





                          PARADIGM GEOPHYSICAL LIMITED


                                   (Purchaser)





                             BUSINESS SALE AGREEMENT





                      SALE OF PETROLEUM TECHNOLOGY DIVISION





                         (C)Allen Allen & Hemsley, 1999

                                    Brisbane

                                    Ref: PCJ

                              J:\mincom\ptpara5.doc

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                                                                              Page i


                                                       T A B L E  O F  C O N T E N T S





1.         DEFINITIONS AND INTERPRETATION.......................................................................................1

1.1        DEFINITIONS..........................................................................................................1
1.2        INTERPRETATION.......................................................................................................4
1.3        KNOWLEDGE OF THE BOARD...............................................................................................5

2.         CONDUCT BEFORE COMPLETION............................................................................................6

2.1        CONDUCT OF BUSINESS..................................................................................................6
2.2        PROFITS OF THE BUSINESS PENDING COMPLETION...........................................................................6
2.3        BUSINESS CONDUCT LIABILITIES.........................................................................................6
2.4        RECEIPTS AND OUTGOINGS PENDING COMPLETION............................................................................7
2.5        ACCESS TO SCOTT MCTAGGART PENDING COMPLETION.........................................................................7
2.6        SOURCE CODE STORAGE..................................................................................................8

3.         CONDITION TO COMPLETION..............................................................................................8


4.         DISTRIBUTION AGREEMENT TO MINCOM.....................................................................................8


5.         SALE AND PURCHASE....................................................................................................8

5.1        SALE AND PURCHASE....................................................................................................8
5.2        EXCLUDED ASSETS......................................................................................................9
5.3        PURCHASE PRICE.......................................................................................................9
5.4        [NOT USED]...........................................................................................................9
5.5        TITLE AND RISK.......................................................................................................9
5.6        DEPOSIT AND BALANCE OF PURCHASE PRICE................................................................................9

6.         ACCOUNTS PREPARATION................................................................................................10

6.1        1998 HISTORICAL ACCOUNTS............................................................................................10
6.2        31 MARCH 1999 ACCOUNTS..............................................................................................10
6.3        IMPACT OF 1998 ACCOUNTS.............................................................................................10
6.4        EMPLOYEE ENTITLEMENTS...............................................................................................10

7.         COMPLETION..........................................................................................................10

7.1        PLACE FOR COMPLETION................................................................................................10
7.2        PURCHASER'S OBLIGATIONS.............................................................................................11
7.3        VENDOR'S OBLIGATIONS................................................................................................11
7.4        ADJUSTMENT OF PURCHASE PRICE FOLLOWING MARCH ACCOUNTS...............................................................12
7.5        LICENCE OF GREENSLOPES LICENSED AREA................................................................................12
7.6        STORAGE OF DATA ROOM MATERIAL.......................................................................................13

8.         NOTICE TO COMPLETE..................................................................................................13

8.1        NOTICE BY THE PURCHASER.............................................................................................13
8.2        TIME OF THE ESSENCE.................................................................................................14

9.         WARRANTIES - VENDOR.................................................................................................14

9.1        WARRANTIES BY THE VENDOR............................................................................................14
9.2        EFFECTIVE DATES.....................................................................................................14
9.3        DISCLOSURES.........................................................................................................14
9.4        LIMITATION ON VENDOR'S LIABILITY....................................................................................14
9.5        NO RELIANCE.........................................................................................................15
9.6        TRADE PRACTICES ACT.................................................................................................16

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                                                                             Page ii

9.7        DEALING WITH WARRANTY BREACH AFTER COMPLETION.......................................................................16
9.8        PROCEEDINGS IN RESPECT OF A CLAIM...................................................................................17
9.9        REDUCTION OF PURCHASE PRICE.........................................................................................17
9.10        NOTIFICATION OF WARRANTY BREACH BEFORE COMPLETION..................................................................17

10.        WARRANTIES - PURCHASER..............................................................................................18


11.        EMPLOYEES...........................................................................................................18

11.1       [NOT USED]..........................................................................................................18
11.2       VENDOR'S TERMINATION OF EMPLOYMENT..................................................................................18
11.3       PURCHASER'S OFFER OF EMPLOYMENT.....................................................................................18
11.4       TRANSFERRING EMPLOYEES..............................................................................................19
11.5       PURCHASER'S OBLIGATIONS FOR ACCRUING ENTITLEMENTS...................................................................19

12.        CONTRACTS...........................................................................................................19

12.1       NOVATION TO THE PURCHASER...........................................................................................19
12.2       WHERE NOVATION IMPOSSIBLE...........................................................................................20
12.3       PURCHASER'S INDEMNITY...............................................................................................21
12.4       VENDOR'S INDEMNITY..................................................................................................21

13.        CREDITORS, MARCH ACCOUNT LIABILITIES AND RECEIVABLES................................................................22

13.1       PURCHASER'S OBLIGATIONS FOR POST-COMPLETION CREDITORS...............................................................22
13.2       MARCH ACCOUNT LIABILITIES...........................................................................................22
13.3       VENDOR TO REMIT RECEIVABLES.........................................................................................22

14.        ADJUSTMENTS.........................................................................................................22


15.        ACCESS TO RECORDS AND EMPLOYEES AFTER COMPLETION....................................................................23

15.1       RECORDS.............................................................................................................23
15.2       EMPLOYEES...........................................................................................................23

16.        NOTICES.............................................................................................................23


17.        NO DISCLOSURE.......................................................................................................24

17.1       CONFIDENTIALITY.....................................................................................................24
17.2       PURCHASER'S INVESTIGATION...........................................................................................24
17.3       POST COMPLETION - VENDOR............................................................................................25
17.4       EXCEPTIONS..........................................................................................................25
17.5       PUBLIC ANNOUNCEMENTS................................................................................................25
17.6       CONFIDENTIALITY AGREEMENT UNAFFECTED................................................................................25

18.        FURTHER ASSURANCES..................................................................................................25


19.        ENTIRE AGREEMENT....................................................................................................25


20.        AMENDMENT...........................................................................................................26


21.        ASSIGNMENT..........................................................................................................26


22.        NO WAIVER...........................................................................................................26


23.        NO MERGER...........................................................................................................26


24.        STAMP DUTY AND COSTS................................................................................................26


25.        GOVERNING LAW.......................................................................................................26

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                                                                            Page iii


26.        LIMITED RESTRAINT OF TRADE..........................................................................................27



27.        LICENCE OF GDB DISPLAY MECHANISM....................................................................................27



28.        ESCROW AGREEMENTS...................................................................................................29



29.        TERMINATION OF HEADS OF AGREEMENT...................................................................................30


SCHEDULE 1.....................................................................................................................31
SCHEDULE 2.....................................................................................................................34
SCHEDULE 3.....................................................................................................................35
SCHEDULE 4.....................................................................................................................44
SCHEDULE 5.....................................................................................................................45
SCHEDULE 6.....................................................................................................................52
SCHEDULE 7.....................................................................................................................53
SCHEDULE 8.....................................................................................................................55


ANNEXURE "A"  -  Year 2000 readiness statement.................................................................................59
ANNEXURE "B"  -  Drill bit device..............................................................................................64
ANNEXURE "C"  -  [NOT USED]....................................................................................................65
ANNEXURE "D"  -  Sketch of Licensed Area.......................................................................................66
ANNEXURE "E"  -  December Accounts.............................................................................................68
ANNEXURE "F"  -  Letter of offer of employment.................................................................................70
ANNEXURE "G"  -  Employee benefit lists........................................................................................72

                             BUSINESS SALE AGREEMENT



AGREEMENT dated 31 March 1999 between:

1. MINCOM LIMITED (ACN 010 087 608), an Australian company; MINCOM INC, a company incorporated in Georgia, USA; MINCOM INTERNATIONAL PTY LIMITED (ACN 010 547 270), an Australian company; MINCOM PTY LTD (No. 2931601), a company incorporated in England and Wales; MINCOM SERVICES PTY LTD (No. 2931602), a company incorporated in England and Wales; and MINCOM INC, a company incorporated in Alberta, Canada (collectively the VENDOR); and

2.       PARADIGM GEOPHYSICAL LIMITED, a company incorporated in Israel (the
         PURCHASER).


RECITALS

A.       The Vendor carries on the Business around the world.

B.       The Vendor wishes to sell and the Purchaser wishes to buy the Business.



IT IS AGREED as follows.

         1.       DEFINITIONS AND INTERPRETATION

         1.1      DEFINITIONS

         The following definitions apply unless the context requires otherwise.

         ASSETS means the assets of the Business described in clause 5.1, but does not include the Excluded Assets.

         BOARD means the board of directors of each entity comprising the Vendor.

         BUSINESS means the whole of the business (as a going concern) the Vendor carries on through its Petroleum Technology Division of developing, enhancing, marketing, distributing or maintaining the Software for the geophysical and petrophysical software industries and marketing the Third Party Software for those industries.

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                             Page 2


         CGG AGREEMENT means the agreement between Mincom Limited and Petrosystems S.A. of France commencing 1 March 1997.

         CLAIM is defined in clause 9.4(a).

         COMPLETION means completion of the sale and purchase of the Assets under this Agreement.

         COMPLETION DATE means 22 April 1999 or such earlier date being the next business day (in Brisbane) after the Purchaser has deposited the balance of the Purchase Price in clear funds into the account described in clause 5.6(c).

         CONFIDENTIAL INFORMATION includes know-how, trade secrets, technical processes, information relating to products, finances, contractual arrangements with customers or suppliers and other information which by its nature, or by the circumstances of its disclosure to the holder of the information, is or could reasonably be expected to be regarded as confidential.

         CONTRACT means a written or unwritten contract entered into by or on behalf of the Vendor in the course of the Business which is current at the date of this Agreement, including each Lease and each Escrow Agreement. It does not include the Facilitation Agreements, which the Vendor intends to terminate.

         DATA ROOM means the place made available by the Vendor for the inspection of data by the Purchaser and its advisers.

         DECEMBER ACCOUNTS means the balance sheet for the Business as at 31 December 1998 as set out in Annexure "E".

         DEPOSIT means the sum of $1 million, to be paid and dealt with in accordance with clause 5.6.

         DISCLOSURE MATERIAL means the material disclosed or made available by the Vendor to the Purchaser (including material in the Data Room), or which would be ascertainable by the Purchaser making reasonable searches or enquiries.

         EMPLOYEE LIABILITY means a liability to be assumed by the Purchaser under clause 11.5 in respect of a Transferring Employee.

         EMPLOYEE means any employee who is:

         (a)      listed in the Disclosure Material; or

         (b) who is employed in the Business after the date of this Agreement in accordance with clause 2.1,

         and who is still employed by the Vendor when the Purchaser's offer of employment is required to be made under clause 11.3.

         ENCUMBRANCE means an interest or power:

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                             Page 3


         (a) reserved in or over any interest in any asset including any retention of title; or

         (b) created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power, by way of security for the payment of debt or any other monetary obligation or the performance of any other obligation and whether existing or agreed to be granted or created.

         ESCROW AGREEMENT means an agreement described in Schedule 8.

         EXCLUDED ASSET means an asset excluded from sale under in clause 5.2.

         EXCLUDED RECORDS means those records of the Business located at the Vendor's offices at Teneriffe, Queensland or in a computer system and which are intermingled with other records of the Vendor or not easily located and extracted and includes invoices issued by the Vendor and accounts issued to the Vendor.

         FACILITATION AGREEMENTS means (a) the agreement dated around 19 October 1996 between Mincom Limited and Abdulla Fouad Co. Ltd of Damman, Saudi Arabia; and (b) the agreement dated 7 August 1996 between Mincom International Pty Ltd and Pares Engineering Services Sdn. Bhd of Kuala Lumpa, Malaysia, as extended by letters dated 28 October 1997 and 18 September 1998, and as performed by Petra Resources Sdn. Bhd of Malaysia.

         GOVERNMENTAL AGENCY means any:

         (a) government or governmental, semi-governmental or judicial entity or authority; or

         (b) minister, department, office, commission, delegate, instrumentality, agency, board, authority or organisation of any government.

         It also includes any regulatory organisation established under legislation and any stock exchange.

         GREENSLOPES LICENSED AREA means that part of the ground floor of the premises of the Vendor at 138 Juliette Street, Greenslopes, Queensland shaded in the sketch plan in Annexure "D".

         INTELLECTUAL PROPERTY means the items specified in Schedule 2.

         LEASE means a lease or sublease in respect of Leasehold Property.

         LEASEHOLD PROPERTY means the leasehold properties described in Schedule 1.

         MARCH ACCOUNT LIABILITIES means all current and non-current liabilities of the Business shown in the March Accounts.

         MARCH ACCOUNTS means a balance sheet for the Business as at 31 March 1999, prepared on the same basis as the December Accounts and adjusted in accordance with clause 11.4.

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                             Page 4


         PLANT AND EQUIPMENT means the plant and equipment owned and used by the Vendor in the Business as listed in Schedule 3.

         PREPAYMENTS AND DEPOSITS means the prepayments and deposits comprised in the current assets of the Business shown in the March Accounts.

         PURCHASE PRICE means the purchase price for the Assets specified in clause 5.3.

         RECEIVABLES means the receivables of the Business shown in the March Accounts.

         SERVICED OFFICE means the Vendor's rights to use a serviced office suite at Windsor, Berkshire, United Kingdom.

         SITE means a Leasehold Property or the Serviced Office.

         SOFTWARE means the computer program marketed by the Vendor known as Geolog, as more fully described in the Disclosure Material.

         SOURCE MATERIAL means the source code of software and all related necessary and available technical documentation, maintenance tools and system utilities owned by the Purchaser on Completion or proprietary to the Purchaser from time to time, which are required to enable a reasonably skilled software engineer to maintain the software without the assistance of the Purchaser.

         THIRD PARTY SOFTWARE means the software described in Schedule 7, which is marketed by the Vendor.

         TRANSFERRING EMPLOYEE means each Employee of the Vendor who accepts the Purchaser's offer of employment made under clause 11.3.

         US GAAP means that accounts are prepared in US dollars and in accordance with generally accepted accounting practices in the United States of America.

         VENDOR LOANS means the amount of working capital contributed from time to time by the Vendor to the bank accounts described in clause 2.4 together with interest on those amounts calculated daily from the time of their contribution to the account until they are drawn out and paid to the Vendor, at the rate of 6.25% per annum.

         VENDOR'S FUND means the Mincom Australia Superannuation Fund and the Mincom, Inc. 401(K) Plan described in the Disclosure Material.

         WARRANTY means a warranty and representation by the Vendor in Schedule
         5.

1.2      INTERPRETATION

         Headings are for convenience only and do not affect interpretation. The following rules of interpretation apply unless the context requires otherwise.

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                             Page 5


         (a)      The SINGULAR includes the plural and conversely.

         (b)      A GENDER includes all genders.

         (c) Where a WORD or PHRASE is defined, its other grammatical forms have a corresponding meaning.

         (d) A reference to a PERSON includes a body corporate, an unincorporated body or other entity and conversely.

         (e) A reference to a CLAUSE or SCHEDULE is to a clause of or schedule to this Agreement.

         (f) A reference to any PARTY to this Agreement or any other agreement or document includes the party's successors and permitted assigns.

         (g) A reference to any AGREEMENT or DOCUMENT is to that agreement or document as amended, novated, supplemented, varied or replaced from time to time, except to the extent prohibited by this Agreement.

         (h) A reference to any LEGISLATION or to any provision of any legislation includes any modification or re-enactment of it, any legislative provision substituted for it, and all regulations and statutory instruments issued under it.

         (i)      A reference to CURRENCY is to Australian currency.

         (j) A reference to CONDUCT includes any omission, representation, statement or undertaking, whether or not in writing.

         (k) TERMS defined in Part 1.2 Division 6 of the CORPORATIONS LAW have the same meaning when used in this Agreement.

         (l) A reference to INCLUDES, INCLUDING, FOR EXAMPLE, IN PARTICULAR or SUCH AS shall be read as if followed by the words "WITHOUT LIMITATION".

         (m) A provision in this Agreement will NOT BE CONSTRUED AGAINST A PARTY merely because that party was responsible for the preparation of that provision or because it may have been inserted for that party's benefit.

         (n) If any term of this Agreement is legally unenforceable or made inapplicable, it shall be severed or READ DOWN, but so as to maintain (as far as possible) all other terms of this Agreement (unless to do so would change the underlying principal commercial purposes of this Agreement).

1.3      KNOWLEDGE OF THE BOARD

         Any statement made by the Vendor on the basis of the knowledge, belief or awareness of the Board is made on the basis of the actual knowledge of the Board after confirming the

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                             Page 6


         statement with the following employees in the Business; namely, Scott McTaggart, Harvey Ford, David Flett and Jay Gunderson.


2.       CONDUCT BEFORE COMPLETION

2.1      CONDUCT OF BUSINESS

         From the date of this Agreement to the Completion Date (inclusive) each of the following applies to the Vendor unless the Purchaser consents otherwise, such consent not to be unreasonably withheld:

         (a) (CONDUCT OF BUSINESS) The Vendor shall manage and conduct the Business in its ordinary and usual course.


         (b) (OPEN BANK ACCOUNTS) The Vendor may open separate bank accounts, in the Vendor's name, in respect of the Business.

         (c) (NO MATERIAL COMMITMENTS) The Vendor shall not enter into any commitment which will involve expenditure relating to the Business exceeding $25,000 or any related series of commitments which would involve expenditure relating to the Business exceeding $100,000 in total.

         (d) (NO DISPOSALS) Except for transactions in the ordinary and usual course of the Business, the Vendor shall not dispose of, create any Encumbrance over, or declare itself trustee of any of the assets of the Business.

         (e) (SALES DISCOUNTS) The Vendor shall not give sales discounts other than in accordance with existing sales practices.

2.2      PROFITS OF THE BUSINESS PENDING COMPLETION

         Subject to Completion occurring, during the period on and from 1 April 1999 to and including Completion the Purchaser is entitled to the takings and profits produced by, and shall pay all costs of and meet all accruals of the Business including all outgoings in respect of the Business and the Sites.

2.3      BUSINESS CONDUCT LIABILITIES

         Subject to Completion occurring, the Purchaser, on and from 1 April
         1999:

         (a) assumes from the Vendor all obligations and liabilities of the Vendor arising out of the Vendor's conduct of the Business under clause 2.1 and will discharge them in the ordinary course of business; and

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                             Page 7


         (b) will keep the Vendor indemnified in respect of an obligation or liability and the Purchaser's performance or non-performance of clause 2.3(a).

2.4      RECEIPTS AND OUTGOINGS PENDING COMPLETION

         During the period between execution of this Agreement and Completion, the Vendor will open bank accounts and deposit into those accounts amounts it receives by way of takings produced by the Vendor's conduct of the Business under clause 2.1. The Purchaser acknowledges that the Vendor may also need to deposit into those accounts Vendor Loans as working capital for the conduct of the Business under clause 2.1. The Vendor will keep records of any costs or expenses it incurs in the conduct of the Business under clause 2.1 and may pay those costs and expenses out of funds deposited into the bank account described in this clause 2.4. On or after Completion the Vendor shall produce a record of:

         (a)      amounts of the Vendor Loans;

         (b) the total amount of costs and expenses incurred by the Vendor in the conduct of the business under clause 2.1; and

         (c) the total amount of receipts and takings of the Business conducted under clause 2.1.

         The Vendor shall provide the Purchaser a copy of that record and a copy of the bank statements for the accounts under this clause 2.3.

         If the total amount of receipts and takings remaining in the account is insufficient to fully repay the Vendor all of its Vendor Loans and to fully reimburse the Vendor for all costs and expenses incurred in the conduct of the Business under clause 2.1 then the Vendor may keep for its own account the balance of the accounts and the Purchaser shall pay to the Vendor on demand the amount of the shortfall.

         If, after repayment to the Vendor of all of the Vendor Loans, the amount remaining is sufficient to reimburse the Vendor for all costs and expenses, the Vendor may reimburse itself out of that account for those costs and expenses and shall pay the remaining balance to the Purchaser.

2.5      ACCESS TO SCOTT MCTAGGART PENDING COMPLETION

         Without limiting clause 9.5 or clause 17, the Vendor will allow the Purchaser, pending Completion, full access to Scott McTaggart whenever the Purchaser requires to discuss the conduct of the Business. Except as otherwise approved in writing by the Vendor, Paradigm will not directly contact any Employee except Scott McTaggart nor seek to direct any Employee (including Scott McTaggart) until after Completion. The Purchaser acknowledges that Scott McTaggart continues to report to the Vendor throughout the period from execution of this Agreement until immediately after Completion.

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                             Page 8


2.6      SOURCE CODE STORAGE

         Within 3 Brisbane business days after execution of this Agreement, the Vendor shall deliver to FR Services Ltd (care of Allen Allen & Hemsley) for secure storage, pending Completion, the source code for release 6 of the Software.


3.       CONDITION TO COMPLETION

         This Agreement, other than this clause 3 and clause 5.6, is subject to the Purchaser paying the Deposit in accordance with clause 5.6(a). If the Purchaser does not pay the Deposit in accordance with that clause, the Vendor may terminate this Agreement by notice to the Purchaser. If the Purchaser has performed its obligations under clause 5.6(a) and has not revoked the authority referred to in that clause, the sole remedy of the Vendor in respect of such a termination shall be to recover the Deposit and interest from the Purchaser.


4.       DISTRIBUTION AGREEMENT TO MINCOM

         On Completion, the Purchaser shall grant to the Vendor distribution rights in respect of the Software on terms no less favourable to the Vendor than the terms granted under the CGG Agreement. Prior to Completion, the parties shall settle a form of agreement for this purpose, but if that is not agreed before Completion, the Purchaser agrees that, until a replacement agreement is entered into by the parties, the Vendor may exercise the same rights as if the parties had executed an agreement in the same form as the CGG Agreement (with all necessary changes being made), including the term granted under the CGG Agreement.


5.       SALE AND PURCHASE

5.1      SALE AND PURCHASE

         The Vendor will sell and the Purchaser will purchase the following assets of the Business on Completion, free from all Encumbrances (other than a right or interest of a party to a Contract as party to that instrument):

         (a)      the goodwill of the Business;

         (b)      Receivables of the Business;

         (c) the benefit of all Prepayments and Deposits made in respect of the Business;

         (d)      the Plant and Equipment;

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                             Page 9


         (e)      the Intellectual Property;

         (f)      the benefit of the Contracts; and

         (g)      the benefit of the Leases.

5.2      EXCLUDED ASSETS

         The following assets of the Vendor are excluded from sale under this Agreement; that is, the names "Mincom", "Petroleum Technology Mincom", "PT Mincom" and any similar name or mark (other than "PTM", which is not excluded).

5.3      PURCHASE PRICE

         The Purchase Price is $14,120,000 (fourteen million one hundred and twenty thousand dollars), as adjusted under clause 7.4 (refer Schedule
         6).

5.4      [NOT USED]

5.5      TITLE AND RISK

         Subject to Completion occurring, risk in the Assets passes to the Purchaser on execution of this Agreement. Title to the Assets will pass to the Purchaser on Completion.

5.6      DEPOSIT AND BALANCE OF PURCHASE PRICE

         (a) The Purchaser, within 10 days after execution of this Agreement, shall pay the Deposit to Mincom Limited's bank account (BSB 064 000 10282366, Commonwealth Banking Corporation, 240 Queen Street, Brisbane).

         (b) On or before 5 April 1999, the Purchaser shall unconditionally authorise its bank to immediately transmit the Deposit to Mincom Limited's bank account in accordance with clause 5.6(a). By close of business on 6 April 1999 the Purchaser shall provide to the Vendor a copy of the wire transfer authority and written confirmation from its bank that the authority was received.

         (c) The Purchaser by close of business on 21 April 1999 shall pay the balance of the Purchase Price to the trust account of the Vendor's lawyers, Allen Allen & Hemsley (Account No. 000 296 Westpac Banking Corporation BSB 034 002, at 260 Queen Street Brisbane).

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                            Page 10


6.       ACCOUNTS PREPARATION

6.1      1998 HISTORICAL ACCOUNTS

         As soon as reasonably practicable (but no later than 60 days after execution of this Agreement) the parties shall procure that a calendar 1998 profit and loss statement and balance sheet for the Business are prepared by the Vendor and audited by the Vendor's auditors, Ernst & Young. These accounts shall be prepared under US GAAP. The Vendor and the Purchaser shall retain Ernst & Young to perform the audit and shall instruct Ernst & Young:

         (a) to discuss the scope of audit with the parties prior to commencing the audit;

         (b) before finalising the audit, to discuss the audit with the parties; and

         (c) to take account of the reasonable views of the parties in the conduct of the audit.

6.2      31 MARCH 1999 ACCOUNTS

         Immediately after execution of this Agreement, the parties shall retain Ernst & Young to prepare the March Accounts. The costs of having those accounts prepared shall be shared equally between the Vendor and the Purchaser.

6.3      IMPACT OF 1998 ACCOUNTS

         Nothing in clause 6.1 or the accounts prepared under that clause affects the Purchase Price or any transaction under this Agreement. Completion shall not be delayed if the accounts and audit under that clause are not finalised before the Completion Date. The Vendor and the Purchaser shall be entitled to a copy of the audited accounts. The Purchaser shall pay the costs of having those accounts prepared and audited.

6.4      EMPLOYEE ENTITLEMENTS

         The Vendor acknowledges that all employee entitlements were treated in the December Accounts as current liabilities.


7.       COMPLETION

7.1      PLACE FOR COMPLETION

         Completion will take place at the offices of Allen Allen & Hemsley (or another place agreed in writing) in Brisbane before 3 pm on the Completion Date.

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                            Page 11


7.2      PURCHASER'S OBLIGATIONS

         On Completion:

         (a) The Purchaser shall confirm in writing to the Vendor and to Allen Allen & Hemsley that the Vendor is unconditionally entitled to the Purchase Price and all interest on its investment. Any adjustment to be made between the parties under clause 7.4 shall be ignored for the purposes of Completion.

         (b) The Purchaser shall pay to the Vendor by bank cheque interest on the outstanding daily balance of the Purchase Price (with the Deposit deemed paid for this purpose upon the Vendor receiving the confirmation of the wire transfer under clause 5.6(b)) calculated daily from and including 1 April 1999 to and including the Completion Date at the rate of 6.25% per annum.

         (c)      The Purchaser shall authorise FR Services Ltd (ACN 057 490
                  883) (care of Allen Allen & Hemsley) in writing to deliver the Data Room material into storage (with Brambles Australia Limited trading as "Recall Total Information", or such other person agreed and nominated in writing by the Vendor and the Purchaser) under clause 7.6 on behalf of the Purchaser and to issue instructions to the storage company in accordance with clause 7.6; and

         (d) If the terms of a distribution agreement have been agreed under clause 4 prior to Completion, the Purchaser shall execute and deliver to the Vendor that distribution agreement.

7.3      VENDOR'S OBLIGATIONS

         On Completion, the Vendor shall confirm in writing that the Purchaser may take possession and control of the Business and all of the Assets and shall deliver to the Purchaser:

         (a) (DELIVERY OF ASSETS) all of the Assets, title to which is capable of passing by delivery, at the places where they are located; and

         (b) (BOOKS AND RECORDS) all books and records of the Business (other than Excluded Records and records required by law to be kept or maintained by the Vendor after Completion or which relate to any business, asset or activity of the Vendor other than the Business or Assets), by way of allowing the Purchaser to occupy the Sites.

         On Completion, the Vendor shall authorise FR Services Ltd (care of Allen Allen & Hemsley) in writing:

         (c) to deliver the Data Room material into storage (with Brambles Australia Limited trading as "Recall Total Information", or such other person agreed and nominated in writing by the Vendor and the Purchaser) under clause 7.6 on behalf of the Vendor

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                            Page 12


                  and to issue instructions to the the storage company in accordance with clause 7.6; and

         (d) to deliver to the Purchaser the data medium containing the source code delivered to FR Services Ltd under clause 2.6.

         If, within 12 months after Completion, the Purchaser gives notice to the Vendor identifying an Excluded Record and requesting its delivery, the Vendor shall use reasonable efforts to locate the record and provide a copy to the Purchaser.

7.4      ADJUSTMENT OF PURCHASE PRICE FOLLOWING MARCH ACCOUNTS

         If the value of the net assets of the Business shown in the March Accounts is less than the value of the net assets of the Business shown in the December Accounts, the Vendor, within 7 days after the parties receive the March Accounts, shall refund to the Purchaser, from the amount received from the Purchaser at Completion, the amount of the shortfall.

         If the value of the net assets of the Business shown in the March Accounts is greater than the value of the net assets of the Business shown in the December Accounts, the Purchaser, within 7 days after the parties receive the March Accounts, shall pay to the Vendor, as an additional component of the Purchase Price, the amount of the excess.

7.5      LICENCE OF GREENSLOPES LICENSED AREA

         (a) On Completion, the Vendor grants the Purchaser a licence to occupy the Greenslopes Licensed Area and to use the fixtures and fittings of the Vendor in the Greenslopes Licensed Area, for a term of up to 6 months after Completion. The Purchaser shall (and shall ensure all its employees and visitors) comply with the Vendor's site and security rules advised to the Purchaser from time to time in respect of the building in which the Greenslopes Licensed Area is located. If the Purchaser decides to cease to use the Greenslopes Licensed Area before the end of the 6 month licence period, it shall give notice to the Vendor. The Purchaser shall make good any damage the Purchaser causes to the Greenslopes Licensed Area or the building in which it is located or to fixtures and fittings (other than the Assets) in that building. The Purchaser shall reimburse the Vendor for the costs of all services the Vendor provides, including electricity and telephone charges. Where the Vendor is not able to precisely determine those costs, the Vendor may make a reasonable estimate of them and that estimate shall apply for the purposes of this clause.

         (b) From Completion, the Purchaser shall nominate a telephone extension in the Greenslopes Licensed Area as its published telephone number for general enquiries or calls to "switch", with the intent that telephone calls to the Purchaser at Greenslopes do not come through the Vendor's telephonists or receptionists.

         (c) Prior to Completion, the parties shall cooperate to plan the smooth transition of the Business at the Greenslopes Licensed Area and the use of facilities there; recognising the Vendor's need to maintain the integrity and confidentiality of its

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                            Page 13


                  business activities other than the Business. Immediately after execution, the Vendor and the Purchaser shall each nominate people to assist in the planning of that transition.

7.6      STORAGE OF DATA ROOM MATERIAL

         After Completion, the Vendor and the Purchaser jointly shall place the Data Room material in secure storage with a third party located in Brisbane in the names of both the Vendor and the Purchaser. The Vendor and the Purchaser jointly shall intruct the third party in writing:

         (a)      to securely store that material;

         (b) except to the extent instructed to the contrary in writing by the Vendor and the Purchaser, to allow access to that material for review and copying (but not for removal from the storage premises or withdrawal) by any entity comprising the Vendor, the Purchaser and any person authorised in writing by an entity comprising the Vendor or by the Purchaser;

         (c)      to maintain the material in secure storage until:

                  (i) the parties confirm in writing to the third party (with a copy to each other) that the period in clause 9.4(b) has expired without reasonable particulars of any Claim having been given to the Vendor; or

                  (ii) the parties confirm in writing to the third party (with a copy to each other) that the Data Room material may be delivered to the Purchaser.

         If the Data Room materials are delivered to the Purchaser, the Purchaser shall store them securely in Brisbane for a further 3 years and allow the Vendor access to the records, on giving reasonable notice to the Purchaser.The Vendor and the Purchaser shall share equally the costs invoiced by the third party in respect of that storage. Each party shall bear their own costs of accessing, reviewing or copying any of the material.


8.       NOTICE TO COMPLETE

8.1      NOTICE BY THE PURCHASER

         If the Vendor fails to satisfy its obligations under clause 7.3 on or before Completion, the Purchaser may give the Vendor a notice specifying the relevant obligations and what is required to satisfy them and requiring it to satisfy those obligations within 14 days after the date of receipt of the notice. If the Vendor fails to satisfy those obligations on the date specified in the Purchaser's notice, the Purchaser, without affecting or limiting any other rights it might have, may terminate this Agreement.

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                            Page 14


8.2      TIME OF THE ESSENCE

         Time is of the essence of the Purchaser's obligations under clause 7.2. When a notice is given under clause 8.1, time shall be of the essence of the Vendor's obligations under clause 8.1.


9.       WARRANTIES - VENDOR

9.1      WARRANTIES BY THE VENDOR

         The Vendor represents and warrants to the Purchaser in the terms set out in Schedule 5.

9.2      EFFECTIVE DATES

         The Warranties are given both as at the date of this Agreement and as at the Completion Date, except that, where a Warranty is expressed to be made as at another date or only one of those dates, the Warranty is given with respect to that date only.

9.3      DISCLOSURES

         Each Warranty is subject to any matter or transaction, whether expressed or implied, that:

         (a)      is provided for or described in this Agreement;

         (b)      is disclosed in or ascertainable from the Disclosure Material;

         (c) is disclosed to the Purchaser during the course of any investigation it undertakes of the affairs of the Vendor or the Business; or

         (d) would have been disclosed to the Purchaser had the Purchaser conducted searches prior to Completion of records open to public inspection maintained by a Government Agency.

9.4      LIMITATION ON VENDOR'S LIABILITY

         Notwithstanding any other provision of this Agreement, each of the following applies:

         (a) (MAXIMUM LIABILITY) the maximum aggregate liability of the Vendor for any breach of this Agreement or under the Warranties or for any other claim related directly or indirectly to this Agreement, an Asset or the Business (whether in contract, tort (including negligence), under statute or otherwise) (each a CLAIM) will be limited to the Purchase Price;

         (b) (NOTICE OF CLAIMS) the Vendor will not have any liability in respect of any Claim unless the Claim relates to facts or circumstances arising before the end of 18 months after the date of execution of this Agreement and reasonable particulars of

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                            Page 15


                  the Claim are given to the Vendor before the end of 2 years after the date of execution of this Agreement;

         (c) (POST COMPLETION ACTIONS) the liability of the Vendor in respect of any Claim will be reduced or extinguished (as the case may be) to the extent that the Claim has arisen directly as a result of any conduct after Completion by the Purchaser;

         (d) (CREDIT) if, after the Vendor has made a payment to the Purchaser under a Claim, the Purchaser receives any benefit or credit by reason of the matters to which the Claim relates, then the Purchaser shall immediately repay to the Vendor a sum corresponding to the amount of the payment or (if less) the amount of the benefit or credit;

         (e) (DISCLOSURES) the Vendor will not be liable in respect of any matter or transaction to which a Warranty is subject under clause 9.3;

         (f) (THRESHOLDS) the Vendor will not have any liability in respect of any Claim unless the amount of the Claim made against the Vendor under this Agreement exceeds the sum of $100,000; and

         (g) (CHANGE OF LAW OR INTERPRETATION) the Vendor will not be liable to the Purchaser for any Claim:

                  (i) where the Claim is as a result of any legislation not in force at the date of this Agreement, including legislation which takes effect retrospectively; or

                  (ii) where the Claim is as a result of or in respect of a change in the judicial interpretation of the law in any jurisdiction after the date of this Agreement.

9.5      NO RELIANCE

         The Purchaser acknowledges that:

         (a)      at no time has:

                  (i) the Vendor, or any person on the Vendor's behalf, made or given; or

                  (ii)     the Purchaser relied on,

                  any representation, warranty, promise or forecast except those referred to in clause 9.1; and

         (b)      no other statements or representations:

                  (i) have induced or influenced the Purchaser to enter into this Agreement or agree to any or all of its terms;

                  (ii) have been relied on in any way as being accurate by the Purchaser;

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                            Page 16


                  (iii)    have been warranted to the Purchaser as being true;
                           or

                  (iv) have been taken into account by the Purchaser as being important to the Purchaser's decision to enter into this Agreement or agree to any or all of its terms.

         Without limiting the foregoing, the Purchaser acknowledges that neither Scott McTaggart nor any other employee or advisor of the Vendor (including Bankers Trust Australia Limited, BT Wolfensohn, PricewaterhouseCoopers, Allen Allen & Hemsley and their respective employees and agents) had authority prior to this Agreement to bind the Vendor in relation to a transaction in this Agreement or to make any statement, representation or promise on behalf of the Vendor. The Purchaser acknowledges that it has not relied on statements, representations or promises by such persons and that any such statements, representations or promises are not represented or warranted (except to the extent expressly set out in this Agreement) and that the Purchaser has made and relied on its own assessment of the Disclosure Material and other information it ascertained about the Business.

9.6      TRADE PRACTICES ACT

         To the extent permitted by law, the Purchaser agrees not to make and waives any right it may have to make any claim against the Vendor or any of its officers, employees, agents or advisers under Part V of the Trade Practices Act 1974, or the corresponding provision of any State or Territory enactment.

9.7      DEALING WITH WARRANTY BREACH AFTER COMPLETION

         If the Purchaser becomes aware after Completion of any circumstances which constitute or could (whether alone or with any other possible circumstances) constitute a breach of any Warranty, including a claim against the Purchaser which if satisfied would result in a Claim, the Purchaser must do each of the following:

         (a) promptly give the Vendor full details of the circumstances and any further related circumstances of which the Purchaser becomes aware;

         (b) without limiting paragraph (c) below, take reasonable steps to mitigate any loss which may give rise to a claim against the Vendor for breach of any Warranty;

         (c) not make any admission of liability, agreement or compromise with any person in relation to the circumstances without first consulting with and obtaining the written approval of the Vendor, such approval not to be unreasonably withheld;

         (d) give the Vendor and its professional advisers reasonable access to:

                  (i)      the personnel and premises of the Purchaser; and

                  (ii) relevant chattels, accounts, documents and records within the power, possession or control of the Purchaser,

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                            Page 17


                  to enable the Vendor and its professional advisers to examine the circumstances, premises, chattels, accounts, documents and records and to take copies or photographs of them at their own expense; and

         (e) at the Vendor's expense, take all action in good faith and with due diligence that the Vendor directs to avoid, remedy or mitigate the breach, including legal proceedings and disputing, defending, appealing or compromising the claim and any adjudication of it.

9.8      PROCEEDINGS IN RESPECT OF A CLAIM

         Any Claim by the Purchaser will (if not previously satisfied, settled or withdrawn) be taken to be waived or withdrawn and will be barred and unenforceable on the first anniversary of the date the Claim is made unless proceedings in respect of the Claim have been commenced against the Vendor. Proceedings will not be taken to be commenced unless they have been both issued and served on the Vendor.

9.9      REDUCTION OF PURCHASE PRICE

         Any monetary compensation received by the Purchaser as a result of any breach by the Vendor of any Warranty shall be in reduction and refund of the Purchase Price.

9.10     NOTIFICATION OF WARRANTY BREACH BEFORE COMPLETION

         If on or before Completion the Purchaser becomes aware of any breach or potential breach of any Warranty, the Purchaser must:

         (a)      notify the Vendor of this; and

         (b) allow the Vendor a reasonable opportunity to remedy the breach or potential breach.

         If the Vendor determines in its discretion that it is unable to remedy it or if the Purchaser does not give notice to the Vendor either:

         (c) accepting the result as a remedy and waiving any such breach or potential breach; or

         (d) acknowledging that the maximum potential liability of the Vendor to the Purchaser in relation to the breach or potential breach will not exceed $50,000 in any circumstance,

         the Vendor may terminate this Agreement by giving notice to the Purchaser. If the Vendor does not terminate this Agreement, that shall not be taken as an admission of liability or of the matters claimed by the Purchaser.

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                            Page 18


10.      WARRANTIES - PURCHASER

         The Purchaser warrants, both at the date of this Agreement and at Completion, that:

         (a) it has the power and authority to execute this Agreement and perform and observe all its terms without the consent of any person; and

         (b) this Agreement has been duly executed by the Purchaser and is a legal, valid and binding agreement of the Purchaser enforceable against it in accordance with the terms of this Agreement.


11.      EMPLOYEES

11.1     [NOT USED]

11.2     VENDOR'S TERMINATION OF EMPLOYMENT

         The Vendor, on and with effect from the Completion Date in consultation with and in a manner reasonably acceptable to the Purchaser, shall terminate the employment of all Transferring Employees.

11.3     PURCHASER'S OFFER OF EMPLOYMENT

         (a) Before close of business on Friday 9 April 1999 (or such other date the parties agree in writing), the Purchaser, using substantially the form of letter in Annexure "F" or such other form as the parties agree in writing, shall offer each Employee employment with the Purchaser, with effect from and conditional on Completion, on terms and conditions equivalent to their current employment (including, in relation to entitlements on termination by the Purchaser for redundancy, recognition of the length of time employed with an entity comprised in the Vendor); with the intent that the total value of the package offered is no less than the total value of the Employee's package with the Vendor. The Purchaser shall not do anything to discourage any Employee from accepting employment with the Purchaser. The Purchaser acknowledges that, to the extent a benefit described in Annexure "G" applies in respect of an Employee in a particular country, the offer to the Employee shall compensate for benefits to an equivalent value.

         (b) The Purchaser acknowledges that a number of Employees have Mincom share options and would be interested in finding out about the Purchaser's employee stock option arrangements. The Purchaser will make known to Employees, as part of the offer process, the particulars of its employee stock option scheme, eligibility criteria and general practices (but without any obligation to offer stock options to the Employees in those offers).

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                            Page 19


         (c) If the Purchaser's offer to an Employee is not in accordance with this clause 11.3 and the Vendor terminates that person's employment, the Purchaser shall pay to the Vendor on demand the amount of the redundancy entitlement of that person.

         (d) If the Purchaser's offer to an Employee is in accordance with this clause 11.3, the Employee does not accept the Purchaser's offer and the Vendor terminates that person's employment, the Purchaser shall not have any responsibility under this Agreement in respect of any redundancy entitlements of that person. To the extent the March Accounts include a provision in respect of all or part of such a redundancy entitlement (as evidenced by the working papers for those accounts), the Purchaser shall pay to the Vendor the amount of that provision within 7 days after the March Accounts are received.

11.4     TRANSFERRING EMPLOYEES

         The Vendor shall pay to each Transferring Employee on the Completion Date (with any necessary adjustment being made in the March Accounts):

         (a) accrued salary, wages, sales commissions and bonuses as at that date (which includes any bonus entitlement payable on or before 30 June 1999 under terms and conditions applying between the Vendor and the Employee at the date of this Agreement); and

         (b) any entitlements for accrued but untaken annual leave as at that date other than those which the Transferring Employees agree to be transferred for their benefit under their employment with the Purchaser.

11.5     PURCHASER'S OBLIGATIONS FOR ACCRUING ENTITLEMENTS

         Except for any entitlements paid to Transferring Employees under clause 11.4(b), the Purchaser shall:

         (a) with effect from Completion assume liability for the long service leave, annual leave and sick leave entitlements of the Transferring Employees; and

         (b) indemnify the Vendor against all liability in respect of such entitlements.


12.      CONTRACTS

12.1     NOVATION TO THE PURCHASER

         Each party shall use reasonable endeavours to ensure the novation of each of the Contracts to the Purchaser no later than 6 months after the Completion Date. Without limiting the previous sentence, immediately after execution of this Agreement, the parties shall together do all

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                            Page 20


         reasonable things to obtain the consent of Petrosystems S.A. to have the CGG Agreement novated to the Purchaser.

         The Purchaser accepts the Vendor's performance of clause 12.1 and the agency, subcontract and delegation described in paragraphs (a) and (b) of clause 12.2 as the entire obligation and liability of the Vendor to the Purchaser in relation to the Contracts (other than a liability under clause 9).

12.2     WHERE NOVATION IMPOSSIBLE

         (a) This clause 12.2 applies if, on or before the Completion Date, a request under clause 12.1 has not been made or any person refuses or fails to give its consent to the novation of any Contract (where the consent of that person is necessary). The Vendor shall do the following in relation to a Contract:

                  (i) duly perform the Contract through the Purchaser as the Vendor's agent or by subcontracting the work involved to the Purchaser on the same terms as those in the Contract ;

                  (ii) delegate management of performance of the Contract to the Purchaser if it is reasonably possible to do so;

                  (iii) at the expense of the Purchaser, enforce the Contract against the other party or parties to it in the manner that the Purchaser reasonably directs from time to time; and

                  (iv) not agree to any amendment of the Contract or waiver of the Vendor's rights without first obtaining the written approval of the Purchaser, such approval not to be unreasonably withheld.

         (b) The Purchaser shall perform the agency, delegation and subcontract described in clause 12.2(a). If it is not legally permissible under a Contract for the Purchaser to perform the Contract as agent for the Vendor or for the Vendor to perform the Contract by appointing the Purchaser as subcontractor, the Purchaser nevertheless shall use all reasonable efforts:

                  (i)      to perform the Contract for the Vendor;

                  (ii) to overcome any objection the other party to the Contract may have to such performance; and

                  (iii) to obtain the other party's consent to the novation of the Contract to the Purchaser.

         (c) If, despite the Purchaser's reasonable efforts, the other party to the Contract will not accept the Purchaser's performance and will not consent to the novation of the Contract to the Purchaser, the Purchaser's indemnity in paragraphs 12.3 (b), (c) or (d) does not apply to the extent the Purchaser is so prevented from performance.

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                            Page 21


                  However, for a Contract in the nature of a distribution agreement, if the Vendor reasonably believes this clause 12.2(c) may apply, it may give notice to the Purchaser (TRIGGER NOTICE). If a trigger notice is given and the Vendor has discussed the notice with the Purchaser, then the Vendor may offer in writing to the distributor to extend the denouement period under the Contract until the date of expiry of the Contract (assuming for that purpose the Contract would run its full term). The Vendor agrees not to discuss with the distributor an extension of the denouement period in these circumstances unless the Vendor has first discussed with the Purchaser a trigger notice in respect of that distributor.

         (d) If ACS Laboratories does not consent to the novation of the agreement with Mincom Limited dated 22 December 1997 (in respect of "CorEval"), the Vendor, at the Purchaser's expense, shall exercise any rights it has under that Contract in respect of granting licences of CorEval as reasonably directed by the Purchaser.

12.3     PURCHASER'S INDEMNITY

         The Purchaser shall indemnify the Vendor against all claims and liabilities of any nature (including costs on a full indemnity basis, whether or not the subject of a court order) brought against or suffered by the Vendor in connection with or incidental to:

         (a) any breach or non performance by the Purchaser after Completion of any Contract novated to the Purchaser under clause 12.1;

         (b) any breach or non performance by the Vendor after Completion of any Contract to which clause 12.2 applies occurring due to conduct by the Purchaser;

         (c) any breach or non performance by the Purchaser of any sub-contract referred to in clause 12.2;

         (d) any act or omission of the Purchaser as agent of the Vendor in relation to a software maintenance agreement or any other Contract which the Purchaser is required to perform as agent of the Vendor; or

         (e)      an undertaking given under clause 28.1.

12.4     VENDOR'S INDEMNITY

         The Vendor shall indemnify the Purchaser against all claims and liabilities of any nature (including costs, whether or not the subject of a court order) brought against or suffered by the Purchaser at any time in connection with or incidental to any breach or non performance by the Vendor of any Contract occurring on or before Completion.

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                            Page 22


13.      CREDITORS, MARCH ACCOUNT LIABILITIES AND RECEIVABLES

13.1     PURCHASER'S OBLIGATIONS FOR POST-COMPLETION CREDITORS

         The Purchaser will be responsible for debts incurred by it in the course of the Business after Completion.

13.2     MARCH ACCOUNT LIABILITIES

         Subject to Completion occurring, the Purchaser, on and from 1 April
         1999:

         (a) assumes from the Vendor all March Account Liabilities and will discharge them in the ordinary course of business; and

         (b) will keep the Vendor indemnified in respect of a March Account Liability and the Purchaser's performance or non-performance of clause 13.2(a).

         If the Vendor prior to Completion discharges a March Account Liability, it will give notice of that to the Purchaser and the Purchaser will reimburse the Vendor within 7 days after Completion.

13.3     VENDOR TO REMIT RECEIVABLES

         As soon as reasonably practicable after Completion, the Vendor shall give notice to debtors to whom the Receivables relate that the debt owed to the Vendor has been assigned to the Purchaser and that the debtor should now account to the Purchaser in relation to the relevant Receivable. If the Vendor, after Completion, receives money on account of a Receivable the Vendor shall remit that amount to the Purchaser (in the same country in which the Vendor received the amount) during the month following the month of its receipt. If an amount received, after checking with the debtor, cannot be identified as relating to a debt included in the Receivables or an amount owing to the Vendor (in this clause called the OTHER DEBT), that amount shall be taken to relate to the other debt and any amount remaining after payment of the other debt will be taken to relate to the Receivable. This clause 3.3 and clause 5.1(b)sets out the entire obligation and liability of the Vendor in relation to the Receivables.


14.      ADJUSTMENTS

         On Completion the Purchaser shall pay to the Vendor an amount equal to the prepayments made by the Vendor before Completion on goods, services or other benefits in respect of the Business which will be received by the Purchaser in respect of the Business after the Completion Date which, are not recognised as prepayments in the March Accounts. These include prepayments of the following:

         (a)      deposits, rent and outgoings on the Leasehold Property;

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                            Page 23


         (b) gas, electricity, water and telephone charges relating to the Business; and

         (c) any similar charges to the Business agreed in writing between the Vendor and the Purchaser.


15.      ACCESS TO RECORDS AND EMPLOYEES AFTER COMPLETION

15.1     RECORDS

         After the Completion Date:

         (a) the Purchaser shall keep the books, records and other documents relating to the Business delivered to the Purchaser on Completion; and

         (b) the Vendor shall keep the Excluded Records and the books, records and other documents relating to the Business required to be kept or maintained by the Vendor,

         for seven years from the date of the creation of the relevant document. Each party shall permit the other party to have access to those books, records and documents during business hours as the other party reasonably requires.

15.2     EMPLOYEES

         After the Completion Date, the Purchaser shall allow the Vendor and its representatives reasonable access, (for a period of one year from Completion on reasonable notice to the Purchaser and for the purposes described in this clause 15.2), to employees of the Vendor who become and continue to be employees of the Purchaser to enable the Vendor and its representatives to obtain details on any matters within the knowledge of those employees which may be relevant to any claim made under clause 9 or 12.4.


16.      NOTICES

         Any notice given under this Agreement:

         (a) must be in writing addressed to the intended recipient at the address shown below or the address last notified by the intended recipient to the sender:

                  THE VENDOR:
                  Mincom Limited
                  61 Wyandra Street
                  TENERIFFE  QLD  4005

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                            Page 24


                  GPO Box 1397 BRISBANE  QLD  4001
                  Attention: Chief Financial Officer
                  Fax:     (617) 3303 3047

                  THE PURCHASER:
                  Paradigm Geophysical Limited
                  Merkazim House
                  32 Maskit Street
                  P.O.B 206
                  Herzlia B, ISRAEL

                  Attention: Chief Executive Officer
                  Fax:     0019-972-9-955 3016

         (b) must be signed by a person duly authorised by the sender (which in the case of the Vendor, may be someone authorised by Mincom Limited); and

         (c) will be taken to have been given when delivered, received or left at the above address. If delivery or receipt occurs on a day when business is not generally carried on in the place to which the communication is sent or is later than 4 pm (local time) it will be taken to have been duly given at the commencement of business on the next day when business is generally carried on in that place.


17.      NO DISCLOSURE

17.1     CONFIDENTIALITY

         Subject to clause 17.4, each party shall keep the terms of this Agreement confidential.

17.2     PURCHASER'S INVESTIGATION

         Subject to clause 17.4, the Purchaser must keep any Confidential Information in the Disclosure Material confidential:

         (a)      until Completion; and

         (b)      on and after Completion Date, if Completion does not occur.

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                            Page 25


17.3     POST COMPLETION - VENDOR

         From Completion, the Vendor shall keep confidential all Confidential Information (whether in writing or otherwise) of the Business remaining in its possession or control (if any).

17.4     EXCEPTIONS

         A party may make any disclosures in relation to this Agreement as it thinks necessary to:

         (a) its professional advisers, bankers, financial advisers and financiers, if those persons undertake to keep information disclosed confidential;

         (b) comply with any applicable law or such order of a court of competent jurisdiction; or

         (c) any of its employees to whom it is necessary to disclose the information if that employee undertakes to keep the information confidential.

17.5     PUBLIC ANNOUNCEMENTS

         Except as required by applicable law or order of a court of competent jurisdiction, all press releases and other public announcements relating to the transactions dealt with by this Agreement must be in terms agreed by the parties.

17.6     CONFIDENTIALITY AGREEMENT UNAFFECTED

         If the Purchaser has entered into any separate agreement to keep confidential the Confidential Information of the Vendor or the Business, nothing in this clause shall limit or otherwise affect the terms of that agreement.


18.      FURTHER ASSURANCES

         Each party shall take all steps, execute all documents and do everything reasonably required by the other party to give effect to any of the transactions contemplated by this Agreement.


19.      ENTIRE AGREEMENT

         This Agreement contains the entire agreement of the parties with respect to its subject matter. It constitutes the only conduct relied on by the parties (and supersedes all earlier conduct by the parties) with respect to its subject matter. Except as set out in this Agreement, there are no representations or warranties that have been relied on by the Purchaser in entering into this Agreement.

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                            Page 26


20.      AMENDMENT

         This Agreement may be amended only by another agreement executed by all parties who may be affected by the amendment.


21.      ASSIGNMENT

         The rights and obligations of each party under this Agreement are personal. They cannot be assigned, charged or otherwise dealt with, and no party shall attempt or purport to do so, without the prior written consent of all parties.


22.      NO WAIVER

         No failure to exercise and no delay in exercising any right, power or remedy under this Agreement will operate as a waiver. Nor will any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.


23.      NO MERGER

         The rights and obligations of the parties will not merge on Completion. They will survive the execution and delivery of any assignment or other document entered into for the purpose of implementing any transaction under this Agreement.


24.      STAMP DUTY AND COSTS

         Each party shall bear its own costs arising out of the preparation of this Agreement but the Purchaser shall bear any stamp duty (including fines and penalties) chargeable on this Agreement, on any instruments entered into under this Agreement, and in respect of a transaction evidenced by this Agreement. The Purchaser shall indemnify the Vendor on demand against any liability for that stamp duty (including fines and penalties).


25.      GOVERNING LAW

         This Agreement is governed by the laws applying in Queensland. The parties submit to the non-exclusive jurisdiction of the courts exercising jurisdiction there.

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                            Page 27


26.      LIMITED RESTRAINT OF TRADE

26.1     The Vendor agrees that it will not:

         (a) carry on a business or activity of a type the same or substantially the same as the Business; or

         (b) carry on a business or activity of a type which is competitive with (or potentially competitive with) the Business;

         for a period of five years from the date of Completion.

26.2 Nothing in clause 26.1 shall affect a right of the Vendor under another agreement with the Purchaser (including the distribution agreement entered into under clause 4) or under clause 17 or the Vendor's ability to sell, market, use, distribute, supply, maintain, enhance or develop software products other than the Software or otherwise conduct its other business operations, including in relation to the following software as it is developed from time to time (by whatever name it is called from time to time):

         (a)      Minescape;

         (b)      Link One;

         (c)      MIMS Open Enterprise;

         (d)      MIMS Open Extender;

         (e)      MIMS Vu; and

         (f)      MineWorks.

26.3 The parties agree that any activity outside the geophysical and petrophysical industries is not competitive with the Business for the purposes of clause 26.1.


27.      LICENCE OF GDB DISPLAY MECHANISM

27.1 The Intellectual Property referred to under clause 5.1(e) includes intellectual property rights in a GDB display mechanism. The GDB display mechanism forms part of the Software.

27.2 The Purchaser agrees and acknowledges that the GDB display mechanism also forms part of certain software owned by the Vendor that is not the subject of this Agreement.

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                            Page 28


27.3 Despite clause 27.1, the Purchaser grants to the Vendor a non exclusive, perpetual, royalty free licence to use, modify, enhance and reproduce:-

         (a) the GDB display mechanism and all related technical and user documentation; and

         (b) any and all modifications, additions and enhancements made to the GDB display mechanism or to any related technical and user documentation, by or on behalf of the Purchaser,

         in relation to the Vendors' "Minescape" product (by whatever name it is called from time to time) and agrees and acknowledges that any actions of the Vendor under this clause will not amount to a breach of clause 26.1.

27.4 The rights granted in the previous clause include a right to sublicense or authorise others to do anything the Vendor may do.

27.5 The benefit of the escrow arrangement described in item 3 of Schedule 8 and assumed by the Purchaser under clause 28.1 shall extend to the Vendor in respect of the Source Material for the GDB display mechanism. In addition, the Vendor shall be entitled to possession of the Source Material for the GDB display mechanism if the Purchaser gives notice of intention to cease (or does cease, with or without notice) to provide support services under clause 27.6.

27.6 After Completion the parties shall seek to agree an arrangement under which the Purchaser shall provide software support services to the Vendor and its delegates and licensees in respect of the GDB display mechanism for a reasonable annual maintenance fee (but no more than the Purchaser generally charges other customers in relation to such services).

27.7 If the parties do not execute such an agreement within 1 month after Completion, or, at the Purchaser's election, at any time thereafter on 6 months notice to the Vendor, the Purchaser shall provide to the Vendor the source code for the GDB display module and offer to make Transferring Employees available to the Vendor to train employees of the Vendor to enable the Vendor to maintain and support the GDB display module. If the Purchaser performs this clause 27.7, it shall have no further obligation under clauses 27.6 or 27.8 or an agreement entered into under clause 27.6 (subject to the terms of such an agreement).

27.8 Negotiations for the agreement described in clause shall seek to include the spirit of the following elements of software support:

         (a) Correction of any faults or defects in the software, in as short a time as is reasonably possible, to maintain the software in good working order;

         (b) Advice on request about the anticipated time required to resolve a fault or defect reported to the Purchaser;

         (c) Provision of fixes and corrected object code related to all errors in the software;

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                            Page 29


         (d) Information and user and technical documentation in electronic form in relation to such fixes and corrections;

         (e) Provision of workarounds to enable continued use of the software until a permanent fix is provided;

         (f) Supply of all updates and general new releases of the software and generally releases upgrades to existing functionality from time to time and reasonable training in relation to these, their use and installation;

         (g) On request, the provision of answers to queries about fixes, corrections, updates, new releases, workarounds, enhancements and upgrades ;

         (h) Telephone support hotline and facsimile and email support for the services described in this clause 27.6, on a 24 hours, 365 day basis;

         (i) Registration of software maintenance requests and maintenance of records about each request and the actions taken to resolve the request;

         (j) The provision of monthly reports on the status of each request for the correction of faults and defects, including details of any faults or defects resolved during the month and the work and time required to resolve any remaining requests; and

         (k) The provision of a reasonable opportunity to review any user requirements statement or specification for an amendment or upgrade to the software which is intended to be made generally available to licensees.

28.      ESCROW AGREEMENTS

28.1 Immediately after execution of this Agreement (and before Completion) the Purchaser shall give notice (in terms agreed in writing by the Vendor):

         (a) to each person the Vendor has licensed to use the Software or Third Party Software covenanting (subject to Completion occurring) to assume and perform all obligations of the Vendor under an Escrow Agreement relevant to that licensee and offering to be substituted for the Vendor under those agreements; and

         (b) to each escrow agent under an Escrow Agreement covenanting (subject to Completion occurring) to perform the Vendor's obligations under the agreement as if named in the agreement in the place of the relevant Vendor entity.

28.2 The Purchaser shall provide to the Vendor a copy of each notice under clause 28.1 and a copy of any replies received.

28.3     Nothing in clause 28.1 limits clause 12.

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                            Page 30


29.      TERMINATION OF HEADS OF AGREEMENT

         The Heads of Agreement between Mincom Limited and the Purchaser executed on 28 March 1999 is hereby terminated.


EXECUTED as an Agreement

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                            Page 31


                                   SCHEDULE 1

                              LEASEHOLD PROPERTIES




CANADA

Premises:         Suite 1280, Aquitaine Tower, 540 Fifth Avenue, SW, Calgary,
                  Alberta, Canada (914 square feet)

Lessor:           First Real Properties Limited

Lessee:           Mincom Inc, incorporated in Alberta, Canada

Date:             2 October 1998, amended by agreement dated 27 October 1998

Term:             3 years 11 months commencing 1 November 1998 and ending 30
                  September 2002

Rental:           Base rental of C$13,125 per annum

Deposit:          C$3,576.48





UNITED KINGDOM

Winchester:       Lease

Premises:         Unit 3, Dolphin House, St Peter Street, Winchester

Lessor:           Sun Alliance & London Assurance Company Limited

Lessee:           Mincom Services Pty Limited (ACN 080 047 945)

Date:             Undated (but authorised by the Winchester County Court 13 May
                  1998)

Term: 1 April 1998 to 31 March 1999, but terminable on 2 months notice by either party

Rental:           pound sterling 650 per month (plus VAT) in advance

Deposit:          pound sterling 300

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                            Page 32


Aberdeen:         Sublease

Premises:         Floor 2, office suite, 13 Bon Accord Square, Aberdeen
                  (79.05m2) plus 2 car parks

Sublessor:        Cornhill Insurance Limited

Sublessee:        Mincom Services Pty Limited (ACN 080 047 945)

Date:             Registered 6 April 1998

Term: Until 30 October 2006 and from month to month thereafter until terminated by 1 months notice by either party, but terminable by Mincom from 9 March 2003 on 6 month written notice.

Rental: pound sterling 10,565 per annum (plus VAT), reviewable on each date specified in the Head Lease for review of the rent payable by the Principal Tenants under the Head Lease, and in any event reviewable on 1 November 2001. Initial 3 months rent free. In the event that the sublease is not terminated by Mincom on 9 March 2003, a further rent free period of 2 months (from 9 March 2003) will apply.





UNITED STATES OF AMERICA

Premises:         First floor, 14811 St Mary's Lane, Houston, Texas (5654 square feet), plus 22 car parks

Lessor: Ashford/In Site, L.P., a Texas limited partnership (purchased from original landlord, CB Institutional Funds V1, a Californian limited partnership).

Lessee:           Mincom Inc (USA)

Date: August 14, 1991 (amended by First Addendum dated 14 August 1991, Second Addendum dated 18 August 1992, Third Addendum dated 11 December 1996 and a Commencement Date Agreement dated 21 May 1997).

Term: Ending April, 14 2002 (Commencement Date Agreement). Tenancy month to month if hold over after expiry with consent of landlord.

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                            Page 33


Rental:           US $5,418.42 per month

Deposit:          US $4,924.41

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                            Page 34


                                   SCHEDULE 2

                              INTELLECTUAL PROPERTY



1. Copyright, and all other intellectual property rights of the Vendor, in the original form of the Software and all modifications, additions and enhancements made by the Vendor and other works comprised in or marketed with the Software (other than the Third Party Software) - in both source and object code forms.



2. The following unregistered trade marks in relation to the Software and the Third Party Software:

         2.1      Geolog;

         2.2 Drill bit device shown in Annexure "B" (but without the letters "PTM");

         2.3      GeologWorks;

         2.4      GeologFrame; and

         2.5      PTM.



3.       Copyright in the Vendor's user documentation concerning the Software.

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                            Page 35


                                   SCHEDULE 3

                               PLANT AND EQUIPMENT



PART A:   AUSTRALIAN FIXED ASSETS

MACHINE
NEC Monitor WX 02 9751100
SGI Indigo SGI GDM 20D11
SGI Indy
Sun Ultra Sparc 1
SGI Indy
SGI Octane
SGI Octane
SGI Indy
SGI Indigo
Sun Ultra Sparc 1
SGI Indy
Digital
Sun Sparc station
SGI Indy
SGI Indy
SGI Indy
SUN Ultra HPC 450 Server

PCS
MACHINE
Dell Poweredge 2300
Acer
Acer
Gateway 2000
Toshiba Laptop
Western Computer
Toshiba Laptop
Dell Laptitude Laptop
Dell Laptitude Laptop
Dell Laptitude Laptop
Dell Laptitude Laptop
Dell  Workstation 400
Dell Laptitude Laptop
Dell Laptitude Laptop
Dell Laptitude Laptop

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                            Page 36


PRINTERS

MACHINE                                        DESCRIPTION
Ps (Phaser 560) Printer                        Tektronics Phaser 560 extended
Mx Printer                                     HP 4SI - Model No C2000A
HP Laserjet Printer                            HP 5N Model No C3952A
HP755CM Printer                                HP 755cm


OTHER MACHINES
MACHINE                                        DESCRIPTION
Zip Device                                     Iomega
CDE100                                         Yamaha
Sun CD Rom                                     Sun
SGI CD Rom                                     SGI
Exa Byte Tape Device                           Third Party
Dat Tape                                       HP
Dat autoloader                                 HP Autoloader
External  Disc                                 Third Party
External  Disc                                 Third Party
External Disc                                  Third Party
External  Disc                                 Third Party
Disc
External                                       Third Party
Scanner                                        Epson GT -8000
Switch 3300                                    3Com


MACHINE                                        DESCRIPTION
HP Scan Jet 5s                                 HP 5s
CD Duplicator                                  Media Form
Model: VPL-X600M                               Sony LCD Projector
Model:  Smart UPS400                           APC Smart UPS
Model:  Smart UPS420                           APC Smart UPS
Model: Smart UPS 620                           APC Smart UPS
Model: Smart UPS2200 NET                       APC Smart UPS
Fax Machine Xerox
Photocopier - Xerox                            Vivace
Sony Digital Mavrica Camera                    Sony MVC-FD7


MOBILE PHONE

Machine
Nokia 8110I

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                            Page 37


Xterm                                          Acer Monitor NCD Xterm
Xterm

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                            Page 38


PART B:    US FIXED ASSETS


COMPUTERS
Tape Drive Interface
Sun Sparc 10 Mod
Nutcracker X/DKV.1
4/8 GB 4MM Data Tape
Internet Devices #3973


EQUIPMENT
Adtran Cisco Serv16 (Hubs)
Category 5 Cables/Vo
Dataequp Circuit Bd
AFS2000 1/Telecom M


OFFICE FURNITURE
Laminating Doors,Conf Tabl&Storage
Conf Room TV & VCR


FURNITURE
Desk
Credenza
Bookcase
Lateral File Cabinet
Highback Chair
2 Side Chairs
CRT w/Casters
4 Shelf Bookcase
Side Chair
72x36 Executive Desk
72x22 Credenza
High Back Chair
Trade Show Booth
Office Furniture
Office Furniture
Desk/Credenza/Chairs
Furniture
Bookshelves
Booth Improvement
Doerner Off Furn
Infocus LP730 V/Z


IMPROVEMENTS
Electrical Work Houston


OFFICE EQUIPMENT

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                            Page 39


Phone Sys AT&T
Comm Equip AT&T
3 Open Bookcases


TERMINALS AND PC'S
Compaq Computer
SCSI Subsystem
Toshiba Tecra 700
Toshiba Tecra CDRom
Mega 28.8 Eth + Mode
Projector/Litepro
Intel Pent 200MMX/MS
TechMedia 1280X1024
Intel Pent 200MMX/SDCD
Software Licenses
Inv/Timesheet Software
Gateway Computer
Gateway Computer
SUN Ultra 10

MINCOM AND PARADIGM

PETROLEUM TECHNOLOGY DIVISION                                            Page 40


PART C:    CANADIAN FIXED ASSETS


DESCRIPTION
Iris Indigo 35016198
SGI O2 0800690C2356
Exabyte Tape Drive
Epson stylus 3KDX011326


COMPUTER HARDWARE
Lucent Phones 98SP53122326
Fax Maching Brother C81961664


COMMUNICATION EQUIPMENT
Terminals & PCs (HUB)

32KB RAM T400 Series
Toshiba Computer 12514129
Compac Computer
 HP Laserjet Printer USBB046812
Terminals & PCs (17' monitor)
Dell Laptop Z369M
Sage US Software (Timesheets)
Ascot Computer 980362

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 41





PART D:     UK FIXED ASSETS
---------------------------

DESCRIPTION

COMPUTER EQUIPMENT - 013200
---------------------------

4.8GB DAT Tape
D Flett exp - CDROM
Hard Disk for SGI
Dell PC
Additional 32Mb RAM
8mm Exabyte Tape Drive
Floptical Drive
Toshiba P13 161.4 440CDX + RAM Upgrade
SGI 02 Workstation
External Disk Drive for SGI
New Docking Bay for Laptop
ZIP Drive 100Mb
PICO Mobile Ambassador
External 5/7 Gb 8mm Tape Drive
HPC450C A1 Plotter, 16Mb Memory
Latitude CP MT Workstation
C6069A Legs - HP450C
02 Workstation 200MHz R5000
02 Workstation 200MHz R5000
02 Workstation 200MHz R5000
02 Workstation 200MHz R5000
02 Workstation 195MHz R10000
SG-MEM-64-02 128 Memory
SGI Part No HU-M64A 64Mb Kit
ONC3FNFSfor IRIX 6x
Dell Latitude CP233XT 64Mb
Dell Latitude CP233XT 64Mb
D-Link DE1824 2port
MIPSpro F90 Compiler
ONC3/NFS 5 r-t-u
Internal 9 Gb SCSI Option Disk
Internal 9 Gb SCSI Option Disk
Dell XPS R350 440BX PII PC
R350 Pentium II computer
Carrera Computer System
C Port Replicator + AC
Dual Channel Display Board

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 42


OFFICE EQUIPMENT - 013500
-------------------------


Filing Cabinet * 2 + 4 chairs
Fax Machine Fax/Printer/Copier
NOBO 499 O/head Projector
Sasco Wall Screen 70*70 43022
Refrigerator
Company Signage
Plain paper fax machine
Krome PABX Mastering Unit

OFFICE FURNITURE - 013600
-------------------------

Furniture Advances
TV/Microwave


Furniture Advances
C O'Connor elect appl.
Ostaline 4Dwr Filing Cabinet
Ostaline 4Dwr Filing Cabinet

Astral 1600 R/H Crescent Desk
Astral 1600 R/H Crescent Desk
Astral 1600 R/H Crescent Desk
Astral 1600 R/H Crescent Desk
Astral 1600 R/H Crescent Desk
Astral 800 Crescent Return Unit
Astral 800 Crescent Return Unit
Astral 800 Crescent Return Unit
Astral 800 Crescent Return Unit
Astral 800 Crescent Return Unit
Astral Mobile Desk 3D High Ped
Astral Mobile Desk 3D High Ped
Astral Mobile Desk 3D High Ped
Astral Mobile Desk 3D High Ped
Ostaline 2Dwr Filing Cabinet
Ostaline 2Dwr Filing Cabinet
Ostaline 2Dwr Filing Cabinet
Ostaline 2Dwr Filing Cabinet

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 43


Trump PT Tlt High Back Chair
Trump PT Tlt High Back Chair
Trump PT Tlt High Back Chair
Trump PT Tlt High Back Chair
Trump PT Tlt High Back Chair
Trump PT Tlt High Back Chair
Trump PT Tlt High Back Chair
Trump PT Tlt High Back Chair
Trump PT Tlt High Back Chair
Trump PT Tlt High Back Chair
Trump PT Tlt High Back Chair
Trump PT Tlt High Back Chair
Trump PT Tlt High Back Chair
Trump PT Tlt High Back Chair
Trump PT Tlt High Back Chair
Trump PT Tlt High Back Chair
Trump PT Tlt High Back Chair
Trump PT Tlt High Back Chair
Table 48"x24"x28" Oak Galaxy
Bookcase Galaxy Open Front
Bookcase Galaxy Open Front
Bookcase Galaxy Open Front
Dahle Anti-Static Mat 48"x53"
City Desk 1750mmx1000mm
City Desk 1750mmx1000mm
Senator CA2418 Boardroom Table
Vertical Blinds to Windows

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 44




                                   SCHEDULE 4

                                   [NOT USED]

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 45



                                   SCHEDULE 5

                                   WARRANTIES

                             (refer to clause *9.1)

1.       ACCURACY OF INFORMATION

         With respect to the Disclosure Material:

         (a)      copies of documents provided are true copies; and

         (b) the Disclosure Material is not intentionally misleading in any material respect (whether by the inclusion of misleading information or the omission of material information or both).

2.       POWER

         The Vendor has the power and authority to execute this Agreement and perform and observe all its terms without the consent of any person except as indicated in this Agreement or the Disclosure Material. This Agreement has been duly executed by the Vendor and is a legal, valid and binding agreement of the Vendor enforceable against it in accordance with the terms of this Agreement. The Vendor has all consents and approvals of relevant Governmental Agencies to conduct the Business.

3.       SOLVENCY

3.1 (ADMINISTRATION, WINDING UP, ARRANGEMENTS, INSOLVENCY ETC.) None of the following has occurred and is subsisting, or so far as the Board is aware, is threatened in relation to the Vendor:

         (a)      the appointment of an administrator;

         (b) any step taken (including an application or order made, proceedings commenced, a resolution passed or proposed in a notice of meeting) for:

                  (i) the winding up, dissolution, or administration of the Vendor, or

                  (ii) the Vendor entering into an arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of them;

         (c) the Vendor:

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 46


                  (i) being (or taken to be under applicable legislation) unable to pay its debts, other than as the result of a failure to pay a debt or claim the subject of a good faith dispute; or

                  (ii) stopping or suspending, or threatening to stop or suspend, payment of all or a class of its debts; or

         (d) the appointment of a receiver, receiver and manager, administrative receiver or similar officer to any of the Assets and undertakings of the Vendor.

3.2 (CLAIM AGAINST ASSET) No Asset is, or may in the future be, liable to a claim by a trustee in bankruptcy or liquidator by virtue of any act or omission of the Vendor.

4.       TITLE

4.1      (TITLE) Except for the interests of each lessor or sublessor under the
         Leases:

         (a)      the Vendor is the legal and beneficial owner of the Assets;
                  and

         (b)      at Completion the Assets are not subject to any Encumbrance.

4.2 (COMPLETION) At Completion, the Assets and all documents which are necessary to establish the title of the Purchaser to them will be in the possession or under the control of the Vendor. On Completion, the Purchaser will acquire the full beneficial ownership of the Assets free and clear of any Encumbrance or claim of any person (other than the interests of each lessor or sublessor under the Leases or any Encumbrances which the Purchaser may create on Completion).

5.       POST 1998 EVENTS

         The Business has been conducted since 31 December 1998 in the following manner:


         (a) (ORDINARY COURSE) the Business has been conducted in the ordinary and usual course and not otherwise; and

         (b) (NO DISPOSALS) except for disposals in the ordinary and usual course of business and at not less than market value, the Assets have been and remain in the possession or under the control of the Vendor.

6.       ASSETS

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 47

6.1 (LOCATION) Each item of Plant and Equipment and all books and records of the Business (except Excluded Records) are located at one of the Sites.

6.2 (NO IMPAIRMENT) As far as the Board is aware, as at the date of this Agreement, no notice has been served on the Vendor in respect of any of the Assets which might materially impair, prevent or otherwise interfere with the use of or proprietary rights in the Asset or give rise to any right to terminate any Contract.

7.       PLANT AND EQUIPMENT

         The plant register in respect of the Business included in the Disclosure Material is complete and accurate in all material respects.

8.       CONTRACTS

8.1 (CONTRACTS) There is nothing (whether actual or, so far as the Board is aware, threatened) which is likely to materially adversely affect the Purchaser's ability to enforce the rights and entitlements of the Vendor under the Contracts upon assignment or novation to the Purchaser.

8.2      (BINDING CONTRACTS)  No Contract:

         (a)      is outside the ordinary and usual course of business;

         (b) imposes or is likely to impose an obligation on the Vendor to make payments in excess of $100,000 after the date of this Agreement;

         (c) has more than 12 months to run from the date of this Agreement until its expiration or termination;


         (d) is not on arm's length terms.

8.3 (CHANGE OF CONTROL) As far as the Board is aware, no party to any Contract is entitled:


         (a)      to terminate the Contract;  or

         (b) to require the adoption of terms less favourable to the Vendor,

         by reason of any change in the legal or beneficial ownership of the Assets or any of them, or the performance of this Agreement.

8.4 (NO DEFAULT) The Vendor, as a party to any Contract or Lease, is not:

         (a)      in material default;  or

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 48


         (b) but for the requirements of notice or lapse of time or both, would be in material default.

8.5 (NO CLAIMS) As far as the Board is aware there are no set offs, counter claims or other claims or rights of third parties in respect of any Contract or Lease which could materially diminish or impair the benefits of them on their being assigned to the Purchaser.

9.       INTELLECTUAL PROPERTY

9.1 (DISCLOSURE) As far as the Board is aware, the Vendor does not own, use or require in the Business the use of any copyright, patent, trade mark, service mark, design, business name, trade secret, confidential information or other intellectual or industrial property rights, except for the Intellectual Property, the Excluded Assets and use of the Third Party Software under Contracts.

9.2 (QUIET ENJOYMENT) As far as the Board is aware as at the date of this Agreement, there is no event, circumstance or dispute (whether actual, or as far as the Board is aware, threatened) which could affect the full and quiet enjoyment by the Purchaser of the Intellectual Property on its assignment to the Purchaser.

9.3 (NO INFRINGEMENTS) As far as the Board is aware no right, title or interest in the Intellectual Property is, as at the date of this Agreement, being infringed or under threat of infringement.

9.4 (OWNERSHIP) All of the Intellectual Property is the legal and beneficial property of the Vendor.

9.5 (LICENCES) The Vendor uses all Third Party Software under Contracts under which the Vendor is entitled to use the Third Party Software in connection with the Business.

         The Purchaser acknowledges the trade marks included in the Intellectual Property have not been registered and that no representation or warranty is made about the registerability of the marks anywhere in the world.

10.      SITES

10.1 (SITES) In respect of the Business, the Vendor does not have any freehold or leasehold interest in land except for the Sites.


10.2 (QUIET ENJOYMENT) There is no event, circumstance or dispute (whether actual, or so far as the Board is aware, threatened) which could materially adversely affect:

         (a) the occupation and quiet enjoyment of any of the Sites by the Purchaser; or

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 49

         (b) the enforcement by the Purchaser of any rights and entitlements as lessee of any of the Leasehold Property,

         (except for the need to obtain the consent of the lessor or sublessor, mortgagee or other interested person to the assignment or novation of each Lease).

10.3 (LEASES) The Disclosure Material contains accurate copies of each Lease.

10.4 (NO BREACH) The Vendor is not in material default under or in breach of any material term of any Lease.


10.5 (PAYMENTS) The Vendor has paid all rent and other outgoings which have become due in respect of the Sites.


10.6 (NO OTHER USE OF SITES) The Vendor does not use any Site for any material purpose other than the conduct of the Business.


11.      EMPLOYEES

11.1     (DISCLOSURE) The Disclosure Material contains accurate particulars of:

         (a)      each employee of the Vendor engaged in the Business;

         (b)      each consultant of the Vendor engaged in the Business;

         (c) all remuneration and other benefits payable to or conferred on each Employee and each such consultant; and

         (d) each Employee's accrued long service leave, annual leave and sick leave entitlements as at 28 February 1999.

11.2 (INDUSTRIAL DISPUTES) At the date of this Agreement, the Vendor is not in relation to the Business involved in and, as far as the Board is aware, there are no present circumstances which are likely to give rise to any industrial or trade dispute or any dispute or negotiation regarding a claim of material importance with any trade union or association of trade unions or organisation or body of employees.

12.      RECORDS AND CORPORATE MATTERS

12.1     The records of the Vendor relating to the Business:

         (a)      have been fully and properly maintained;

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 50

         (b) give a true and fair view of the trading transactions, financial and contractual position and assets and liabilities of the Vendor in respect of the Business; and

         (c)      are in the possession and unqualified control of the Vendor.

12.2 The Vendor has lodged source code for release 6 of the Software in escrow under an Escrow Agreement and has internal backup and archive systems in respect of source code work in progress since that release.

13.      FINDER'S FEES

         The Vendor has not taken any action under which any person is or will be entitled to receive from the Purchaser any finder's fee, brokerage or other commission in connection with the acquisition of the Business.

14.      YEAR 2000

         As far as the Board is aware, the Vendor's "Year 2000 Readiness Statement", a copy of which is in Annexure "A", is true and correct.

15.      SUPERANNUATION AND OTHER BENEFITS FUNDS

15.1     NO AGREEMENTS

         The Vendor is not a party to any agreement with any union or industrial organisation in respect of superannuation benefits for any of the Transferring Employees or sub-contractors of the Business.

15.2     NO FUNDS

         Other than the Vendor's Fund:

         (a) there are no superannuation, retirement or provident funds or other arrangements providing for any payment to the Transferring Employees on their retirement or death or on the occurrence of any permanent or temporary disability in operation by or in relation to the Vendor; and

         (b) the Vendor does not contribute to any funds which will provide the Transferring Employees or their respective dependants with pensions, annuities or lump sum payments on retirement or earlier death or otherwise.

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 51

15.3     VENDOR'S FUND

         The following applies with respect to the Vendor's Fund:

         (a) otherwise than in the ordinary course of administration, there are no outstanding and unpaid contributions on the part of the Vendor or any other person (other than the Transferring Employee) who is required to contribute to the fund for the account of a Transferring Employee;

         (b) otherwise than in the ordinary course of administration, there are no outstanding and unpaid benefits currently due to any Transferring Employee under the fund.

15.4     SUPERANNUATION GUARANTEE CHARGE

         The Vendor will pay the superannuation guarantee charge in respect of the Transferring Employees employed in Australia for that part of the current contribution period (as defined in the Superannuation Guarantee (Administration) Act 1992) up to Completion.

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 52



                                   SCHEDULE 6

                         APPORTIONMENT OF PURCHASE PRICE

                              (refer to clause 5.4)

Assets                                                 Portion of Purchase Price

--------------------------------------------------------------------------------




1.       INTELLECTUAL PROPERTY

1.1      Geolog 1 - original copyright                               $12,551,000

1.2      Geolog 2 to 6 - programs and other copyright

                  - pre August 1989                                  $150,000

                  - post August 1989                                 $164,000

1.3      Rights in respect of Third Party Software                   $1,000

1.4      Results of research and development post                    $Nil
         August 1989


2.       GOODWILL                                                    $338,000

3.       FIXED ASSETS                                                $511,000

4.       WORKING CAPITAL                                             $405,000
                                                                     -----------

                                       Total                         $14,120,000
                                                                     -----------

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 53



                                   SCHEDULE 7

                              THIRD PARTY SOFTWARE

The Vendor's rights in respect of the Third Party Software are as described in the Disclosure Material. The following is merely for the purposes of identification.

GEOLOG

The following modules of Geolog are supplied by third parties.

MODULE                                SUPPLIER                        DETAILS

Imager                               Halliburton                      - Granted to Mincom International Pty Ltd on 13 June 1995




ConnecT                              Chevron                          - Granted to Mincom International Pty Ltd on 15 March 1994


Multimin                             Canadian Hunter                  - Granted to Mincom Inc. (USA) on 20 April 1992


CorEval                              ACS Laboratories                 - Granted to Mincom Limited - signed 22 December 1997 to
                                     commence 1 November 1996

FuzzyLogic                           BP Exploration                   - Granted to Mincom Limited - signed 10 September 1998 to
                                     Operating Company                  commence 1 September 1998



Nutcracker (Geolog NT)               Data Focus                       - Granted to Mincom Inc. (USA) effective 20 March
                                                                        1997


TCL                                  Scriptics                        Internet freeware.
                                     (Internet freeware)

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 54

Stratimagic                         Petrosystems                      - Granted to Mincom Limited effective 1 December 1998


PLANET

The following describes third party software comprising PlaNET:

MODULE                                SUPPLIER                             DETAILS

Resnet,                             Exploration &                     - Granted to Mincom Limited
Gasplan and                          Production
Ressim                               Consultants

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 55



                                   SCHEDULE 8

                                ESCROW AGREEMENTS

1. Agreement executed May 1995 between Mincom International Pty Limited, BP Exploration Operating Company Limited and the National Computing Centre Limited.

2. Agreement dated 9 April 1996 between Mincom Inc. (Canada), Canadian Occidental Petroleum and the R-M Trust Company.


3. Agreement dated 21 February 1997 between Mincom Limited and Brambles Australia Limited trading as "Recall Total Information Management".

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 56




Each attorney executing this Agreement states that s/he has not received notice of the revocation or suspension of the power of attorney.

SIGNED on behalf of                     )
MINCOM LIMITED                          )
in the presence of:                     )
                                         ---------------------------------------
                                         Signature



-----------------------------            ---------------------------------------
Witness                                  Print name

-----------------------------
Print name

SIGNED on behalf of                     )
MINCOM INC (USA)                        )
in the presence of:                     )
                                         ---------------------------------------
                                         Signature



-----------------------------            ---------------------------------------
Witness                                  Print name

-----------------------------
Print name



SIGNED on behalf of MINCOM              )
INTERNATIONAL PTY LIMITED               )
in the presence of:                     )
                                         ---------------------------------------
                                         Signature



-----------------------------            ---------------------------------------
Witness                                  Print name

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 57



-----------------------------
Print name



SIGNED on behalf of MINCOM              )
PTY LTD in the presence of:             )
                                         ---------------------------------------
                                         Signature



-----------------------------            ---------------------------------------
Witness                                  Print name




-----------------------------
Print name



SIGNED on behalf of MINCOM              )
SERVICES PTY LTD in the presence of:    )
                                         ---------------------------------------
                                         Signature



-----------------------------            ---------------------------------------
Witness                                  Print name

-----------------------------
Print name

SIGNED on behalf of MINCOM              )
INC (CANADA) in the presence of:        )
                                         ---------------------------------------
                                         Signature

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 58





-----------------------------            ---------------------------------------
Witness                                  Print name

-----------------------------
Print name


SIGNED on behalf of  PARADIGM           )
GEOPHYSICAL  LIMITED by                 )
Eldad Weiss, Chief Executive Officer    )
in the presence of:                     )
                                         ---------------------------------------
                                        )Signature



-----------------------------            ---------------------------------------
Witness                                  Print name

-----------------------------
Jonathan Keller

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 59



                                  ANNEXURE "A"


                          Year 2000 readiness statement


                        (refer to item 14 of Schedule 5)




1.         YEAR 2000 INFORMATION DISCLOSURE ACT 1999 - AUSTRALIA


This statement is a Year 2000 disclosure statement for the purposes of the Year 2000 Information Disclosure Act 1999. A person may be protected by that Act from liability for this statement in certain circumstances.


This statement is authorised by Douglas Thiele for and on behalf of Mincom Ltd.




2.         YEAR 2000 INFORMATION AND READINESS DISCLOSURE ACT OF 1998 - USA


The statements contained herein regarding products and services offered by Mincom Ltd are "Year 2000 Readiness Disclosures" as defined by the Year 2000 Information and Readiness Disclosure Act of 1998, (Public Law 105-271, 112 Stat. 86, a USA statute) enacted on October 19, 1998.




3.         INTRODUCTION


This document aims to clearly communicate PTM's policy on Year 2000 issues and to indicate the Year 2000 readiness of the Geolog product.


In particular, this document addresses:

      -     the functional capability of Geolog with respect to Year 2000

      -     the methodology for achieving Year 2000 conformance

      - PTM's policy on third party products which are embedded in Geolog and licensed with it

      - PTM's policy on the compatibility with third party products used in conjunction with Geolog, or in the same computer environment, but over which PTM has no control

      -     the testing PTM has carried out on Geolog

      - PTM's recommendation for customer preparation and testing for Year 2000 readiness

      -     PTM's position in relation to liability

      -     where to find up to date information.

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 60


4.         GEOLOG YEAR 2000 READINESS


The British Standards Institution (and Standards Australia SAA/SNZ MP77) uses four rules by which to identify the Year 2000 problem and hence define Year 2000 conformity. These rules are:


            Rule 1. No value for current date will cause any interruption in operation.


            Rule 2. Date-based functionality must behave consistently for dates prior to, during and after year 2000.


            Rule 3. In all interfaces and data storage, the century in any date must be specified either explicitly or by unambiguous algorithms or inferencing rules.


            Rule 4. Year 2000 must be recognized as a leap year in terms of handling both 29th February and day 366.


The Geolog product from version 6.003 (12) onwards has substantially complied with these rules with two minor exceptions.


The first is that the Unix date format currently utilised internally for system operations on files means that Geolog may not operate correctly after early 2038. This limit will be expanded in the future when Geolog is built on 64 bit versions of the operating systems and porting tools used for its development. This depends on the third party vendors of these systems and tools making such 64 bit versions available. Access to these new versions of Geolog will be available under PTM's Maintenance Agreements.


The second is that up to and including Geolog version 6.003 (15), system generated dates were displayed in certain modules with two digit years even though the underlying binary representation correctly stored four digits. From version 6.003 (1), those dates will be displayed with four digits.




5.         METHODOLOGY


Geolog utilises a binary date format unaffected by the Year 2000 problem for all internal date handling including storage in the database.


All dates in text form are allowed and expected to be input with four digit years. From version 6.003 (16) all system generated dates output in text form will have four digit years.


Should any dates be encountered containing only a two digit year (for historical or other reasons) the year is assumed to be 1970 or after.


A caveat on date handling relates to data loaded from contractor tapes. The format for this data is not under control of PTM and in many cases has only a two digit year. These are handled using the windowing technique described above. These tapes may also contain dates that are not specifically in a date format and as such are given no special treatment.

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 61


6.         EMBEDDED THIRD PARTY PRODUCTS


With the advance in technology to object systems and open network architectures, most software manufacturers have specialised third party software components embedded in their core software products. PTM is no exception, and Geolog is licensed with a number of third party products.


PTM is not in control of the development of these products, and so we have a policy of due diligence when we design them into our systems.


Firstly, when feasible, we check the third parties stated year 2000 readiness.


Secondly, we perform our own testing to ensure as far as possible that the software is Year 2000 ready.


We make all commercially reasonable attempts to ensure that Geolog is compatible with these systems and that they are also Year 2000 ready. However, we cannot accept liability for any errors arising out of the development or use of these systems over which we have no control. Should problems arise with these software components, PTM would seek the assistance of the software manufacturer concerned to address the matter promptly.


The third party products currently used and licenced in Geolog include:

         -        UIMX from Bluestone/Visual Edge

         -        Nutcracker from Datafocus (Windows NT version only)

         -        Acrobat Reader from Adobe

         -        Geoshare libraries from Schlumberger

         -        Openworks libraries from Halliburton/Landmark

         -        Tcl/Tk from Scriptics.


You should consult with the manufacturers of these products for information relating to their degree of readiness for the Year 2000.




7.         OTHER THIRD PARTY PRODUCTS


PTM software also uses, or works in conjunction with, other third party software products such as databases and operating systems. These systems are normally licensed separately from Geolog and directly to the customer.


We make all commercially reasonable attempts to ensure that Geolog is compatible with these systems and that they are also Year 2000 ready. However, we cannot take responsibility for any errors arising out of the development or use of these systems over which we have no control. Similarly we cannot take any responsibility for other unrelated systems which may run on the computer(s) where you also have Geolog, or components of Geolog, installed. Clearly we cannot take any responsibility for the function of these systems, or the effect they could possibly have on the

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 62



products of PTM.


The third party products currently used in conjunction with Geolog include but not licensed with it include:

         -        Solaris operating system from Sun

         -        Irix operating system from Silicon Graphics

         -        Windows NT operating system from Microsoft

         - Motif and X11 from the operating system vendor on Unix platforms

         -        Openworks from Halliburton/Landmark.


You should consult with the manufacturers of these products for information relating to their degree of readiness for the Year 2000.




8.         GENERAL THIRD PARTY SOFTWARE READINESS COMMENTS


Some of the third party subsystems Geolog is built or runs on (Nutcracker, OS's, etc.) will not be Year 2000 ready until Geolog version 6.004 is released in October 1999, though in practice we have not experienced any problems while testing.




9.         GEOLOG TESTING


We have carried out Year 2000 application regression testing of Geolog 6.003. Geolog has been tested for year 2000 compliance using the following dates (where EST is Greenwich Mean Time +10 hours):

         -        Fri Dec 31 16:15:10 EST 1999

         -        Sat Jan 1 05:00:04 EST 2000

         -        Sat Jan 1 16:11:51 EST 2000

         -        Tue Feb 29 22:00:02 EST 2000

         -        Fri Jan 1 16:11:06 EST 2010




10.        CUSTOMER TESTING FOR YEAR 2000 READINESS


The ultimate test for Year 2000 readiness of a production implementation of Geolog (or any software system) is to run the system in test mode in the exact environment that will be used before, during and after 1st January 2000. This test should be carried out with data that approximates, as closely as

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 63



possible, the data that will be used in live production.


While our testing was considerable, the tests were carried out in a laboratory environment which can never give a 100% assurance for specific production site and/or data configuration combinations. We therefore recommend that customers conduct their own Year 2000 readiness testing on their site specific production platforms once Geolog has been installed and using their own production data converted for acceptance testing.


For maintained licensees, Year 2000 evaluation license keys will be available by request from ptmlicense@mincom.com. These keys are only available for Geolog versions 6.003 (16) onwards and will allow execution windowed over the year 2000.


We invite users of those keys to return their test results for general publication.




11.        LICENCE TERMS AND LIABILITY


PTM's legal responsibilities and liabilities, including for Year 2000 related matters, arise (if at all) solely under written agreements with customers and are subject to the limits and exclusions in those agreements.


All other liability, however it arises (including for negligence), is expressly excluded to the maximum extent permitted by law.




12.        UPDATES


The information described in this document is correct for versions 6.003 (12) through 6.003 (16) of Geolog and is subject to change without notice. Update versions of this document may be found on the PTM web site at "http://www.mincom.com/ptm".




13.        INFORMATION


The information in this document is provided for information purposes only and does not constitute a warranty of any kind nor does it amend or expand any existing warranty that Mincom may have with a customer.

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 64



                                  ANNEXURE "B"


                                Drill bit device


                        (refer to item 2.2 of Schedule 2)


                                   [GRAPHIC]


                                      PTM

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 65



                                  ANNEXURE "C"


                                   [NOT USED]

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 66



                                  ANNEXURE "D"


                             Sketch of Licensed Area


                              (refer to clause 7.5)

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                         Page 67
--------------------------------------------------------------------------------

                                  GROUND FLOOR

                              [FLOOR PLAN DIAGRAM]

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 68



                                  ANNEXURE "E"


                                December Accounts


                                PTM BALANCE SHEET
                             AS AT 31 DECEMBER 1998
                                  (US$'000)(1)


CURRENT ASSETS
Receivables                                                                2,377
Other                                                                         66
                                                                           -----
TOTAL CURRENT ASSETS                                                       2,443
                                                                           -----
NON CURRENT ASSETS
Fixed Assets                                                                 326
                                                                           -----
TOTAL NON CURRENT ASSETS                                                     326
                                                                           -----
TOTAL ASSETS                                                               2,769
                                                                           =====
CURRENT LIABILITIES
Trade Creditors and Accruals                                                  80
Other Creditors and Accruals                                                 252
Provisions                                                                   168
Deferred Revenue                                                           1,685
                                                                           -----
TOTAL CURRENT LIABILITIES                                                  2,185
                                                                           -----
TOTAL LIABILITIES                                                          2,185
                                                                           -----
NET ASSETS                                                                   584
                                                                           =====

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 69



Source:    Mincom


Note:      (1) Based on exchange rates of AUD/USD = 0.6096, AUD/GBP = 0.3669 and
               AUD/CAD = 0.9435

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 70



                                  ANNEXURE "F"


                          Letter of offer of employment


                             (refer to clause 11.3)


Dear [PTM Employee]





Following the acquisition of PTM by Paradigm Geophysical Limited, we are pleased to offer you employment in the position of [current position] in the PTM business unit of Paradigm. This offer is on terms and conditions equivalent to the terms and conditions of your employment with Mincom at the time of the acquisition of PTM by Paradigm. The key details of this offer include:







1.         REMUNERATION


Your total gross annual salary will be $xx. In addition, you will also have the opportunity to earn an "at risk" incentive component of $xx, dependent on your individual performance and the overall financial performance of the group. Details of the criteria that must be met in order to earn this incentive component are attached.




2.         TENURE


Your period of employment with PTM as part of the Mincom Group will be recognised by Paradigm for the purposes of calculating any future redundancy.




3.         LEAVE ENTITLEMENTS


Annual leave, long service leave and sick leave entitlements will be calculated on the same basis as under your previous employment contract. You can elect to roll over the balance of these entitlements to Paradigm or to receive the cash component upon transfer of your employment.

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 71



4.         OTHER


Other key terms and conditions of your employment, such as those relating to[insert key terms for each region] will remain equivalent to those detailed in your previous employment contract. Attached is a summary of these additional benefits for your review.


We look forward to your continued association with the PTM business.


Yours faithfully,

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 72



                                  ANNEXURE "G"


                             Employee benefit lists


                           (refer to clause 11.3 (a))








SUMMARY OF STANDARD BENEFITS FOR US EMPLOYEES





Listed below is a brief summary of the standard benefits that are currently offered to PTM employees in the USA and Canada as part of their total remuneration package. This does not include the salary and incentive details which are specified in each employees' individual employment contract.





ANNUAL AND SICK LEAVE

-          Four weeks paid annual leave per annum

-          Ten paid holidays per year, including two floating holidays

-          Ten Sick Days per annum

-          Unpaid family medical leave up to 12 weeks





MEDICAL BENEFITS / INSURANCE

- Medical and life insurance for employees and their dependents effective from commencement of employment with insurance coverage for each of these paid by Mincom (refer attached plan).

- Dental insurance for employees effective from the commencement of employment with insurance coverage for each of these paid by Mincom.

- Dependent coverage under a dental plan is not paid by Mincom but is available as a salary deduction.

-     Accidental Death and Dismemberment coverage for employees paid by Mincom

- Short Term Disability and Long Term Disability coverage for employees paid by Mincom. This provides employees unable to work due to illness or accident for up to 90 days with payment of

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 73



      60% of their salary up to a total of $1500 and after 90 days with 60% of their salary up to a maximum of $5000.

-     Voluntary Participation in the Section 125 Cafeteria Plan.





SUPERANNUATION

- Participation in the 401(K) Plan with Mincom matching 50% of the employee's contribution to a maximum of 6% and subject to a government regulated maximum of approximately $10,000 per annum.





OTHER STANDARD BENEFITS

- $100 annual allowance towards a health club membership upon proof of membership

- After 6 months, Tuition Reimbursement Program, providing partial assistance to qualifying employees for undergraduate and graduate courses.

- Mincom also funds access to computer based CD Rom self-instruction training materials for both technical and personal development.

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 74



                          SUMMARY OF STANDARD BENEFITS


                            FOR AUSTRALIAN EMPLOYEES


Listed below is a brief summary of the standard benefits that are currently offered to PTM employees in Australia as part of their total remuneration package. This does not include the salary and incentive details which are specified in each employees' individual employment contract.


DEDUCTIONS FROM GROSS SALARY

- In accordance with the Federal Government's Superannuation Guarantee Charge, an amount of 7% of the employee's base salary paid to the nominated fund.


LEAVE ENTITLEMENTS

- Annual Leave accrues at the rate of 20 days per annum up to a maximum accrual of 40 days. Any accrued leave in excess of this limit will be forfeited by the employee if not taken within 3 months of the accrued leave reaching this limit

- Long Service Leave will accrue in accordance with the relevant state legislation [13 weeks accrues after 15 years of service.]

-     Sick Leave of 10 days pro rated per annum

- Unpaid parental leave of up to 12 months is available to Mincom employees who have completed a minimum of one year of continuous service

-     Bereavement Leave of 1 - 5 days


INJURY / DEATH

- All employees (full time or more than 20 hours a week part time) are entitled to salary continuance cover providing a monthly benefit of 75% of salary commencing after 90 days absence from work due to injury or illness.

- Mincom currently provides death cover to Australian employees who are members of the Mincom Australia Superannuation Fund. This provides for a lump sum to be paid to dependents if a fund member dies prior to age 65.

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 75



OTHER BENEFITS

- Membership of professional associations - Mincom will pay or reimburse the annual subscription associated with a membership of a professional association where membership is directly related to the employee's career and job responsibilities

- Study Assistance - Mincom reimburses employees for fees and books (to a maximum of AUD$500 per annum) following a year's study in a relevant area and subject to successful completion

- Computer Based Training - Mincom funds access to computer based self instruction training materials for both technical and personal development

- Motor Vehicle Leases - the company provides eligible employees (those with a total remuneration package of over $55,000) with the opportunity to obtain a motor vehicle of their choice under a novated lease agreement. The total cost of the vehicle is reflected in the remuneration package by way of a salary sacrificing arrangement. In addition, Mincom negotiates a corporate motor vehicle insurance policy with competitive rates for all novated vehicles.

- Mileage Allowances - Mincom provides a mileage allowance (46 cents / km) for vehicles privately owned by employees but used for work purposes.

- Private Health Cover - Mincom has negotiated corporate private health cover insurance rates for all employees

- Business Travel - employees travelling on business purposes are entitled to economy class travel, accommodation and a per diem amount of $64.20 in a capital city and $56.95 in a country town.

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 76



                              UK EMPLOYEE BENEFITS

- SALARY CONTINUANCE (PERMANENT HEALTH INSURANCE POLICY): All employees of Mincom Services Pty Ltd, are entitled to salary continuance cover which provides a monthly benefit of 75% of salary commencing after 180 days absence from work, due to injury or sickness.

- DEATH COVER (LIFE INSURANCE): Mincom provides Death Cover to all employees. If an employee dies while an employee prior to the age 65, his/her dependants will receive a lump sum payment which is the equivalent of 4 times gross salary. A dependent means any person who is financially dependent on another person or was so at the time of the other person's death.

-     LEAVE:


            Annual Leave Entitlement: Employees are entitled to 5 weeks annual leave per year (ie; 25 days per year). The leave year is fixed for all staff and runs from January 1st to December 31st of each year. Leave must be accumulated on a monthly pro-rated basis before it can be taken. Currently staff are allowed to carry over from one year to the next, up to 5 days and this should be taken within the first three months of the new leave year. Leave vests to the employee on termination or resignation of employment with Mincom.


            Sick Leave Entitlement: Employees are entitled to 10 working days sick leave per year. This leave accrues but does not vest to the employee on termination or resignation of employment with Mincom.


            Parental Leave: Mincom employees who have completed at least one year of continuous service are eligible for unpaid leave for up to 12 months for parental care.


            Carers Leave: This forms part of an employee's sick leave.


            Bereavement Leave: Employees are entitled to 1 - 5 days bereavement leave.

- ANNUAL SALARY REVIEWS: Mincom salaries are reviewed on an annual basis effective 1 October each year.

- SUPERANNUATION: Employees may join the Mincom Services Pty Ltd Private Pension Plan after 12 months service. This policy is arranged with Standard Life Assurance Company. On the condition that the employee contributes a minimum of 5% of his/her basic salary, Mincom will contribute an additional 3% during the first year in the scheme, 4.5% during the second year and 6% thereafter.

- NATIONAL INSURANCE CONTRIBUTION: National Insurance contributions are payable as per the statutory requirements in the United Kingdom by both the employee and Mincom.

- COMPUTER BASED TRAINING: Mincom funds access to computer based self-instruction training materials for both technical and personal development.

- BUSINESS TRAVEL: Employees travelling are entitled to Economy class travel, accommodation and reasonable expenses on the production of receipts.

MINCOM AND PARADIGM
PETROLEUM TECHNOLOGY DIVISION                                            Page 77



- BUSINESS RELATED CAR EXPENSES: EXPENSES INCURRED IN THE USE OF YOUR PRIVATE VEHICLE ON COMPANY BUSINESS WILL BE REIMBURSED AT RATES APPROVED BY THE INLAND REVENUE.